UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

STABLECOIN DEVELOPMENT CORPORATION

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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STABLECOIN DEVELOPMENT CORPORATION

222 Lakeview Ave, Suite 800

West Palm Beach, FL 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
November 10, 2026	11:00 a.m. ET	Virtual meeting at: www.virtualshareholdermeeting.com/SDEV2026

To the Stockholders of Stablecoin Development Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Stablecoin Development Corporation, a Delaware corporation (“StableDev,” the “Company,” “we,” “our” or “us”). Stockholders will be able to participate in the Annual Meeting and to vote and submit questions during the virtual meeting by visiting www.virtualshareholdermeeting.com/SDEV2026. The Annual Meeting will be held for the purpose of stockholders voting upon the following proposals, each of which are described in the accompanying proxy statement (“Proxy Statement”):

(1) To elect three (3) Class I directors nominated by our Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified or until their earlier resignation or removal. The nominees for election are Michael Kazley, Yenyou (Jeff) Zheng and Russell Preston Cann (“Proposal One”).

(2) To ratify the appointment by our Audit Committee of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Two”).

(3) To transact any other business that may properly come before the Annual Meeting.

Proposal One and Proposal Two are collectively referred to as the “Proposals”.

We encourage you to read the Proxy Statement in its entirety and the other documents to which we have referred you in the Proxy Statement before voting. After careful consideration, the StableDev Board of Directors has determined that both of the Proposals are advisable and in the best interests of StableDev and its stockholders and recommends that the holders of Common Stock entitled to vote with respect to each of the Proposals vote or give instruction to vote “FOR” Proposals One and Two.

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares and reduce the Company’s overall cost for the Annual Meeting. On or about September 28, 2026, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing the Proxy Statement and our Annual Report on SEC Form 10-K for our fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026, as amended on April 29, 2026 (the “Annual Report”), via the Internet, as well as the voting instructions for the Annual Meeting. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.proxyvote.com.

You may attend the Annual Meeting online, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SDEV2026 and entering the 16-digit control number included in your proxy card or the voting information form provided by your bank or broker. Prior to the Annual Meeting, you can vote at www.proxyvote.com using your 16-digit control number or by the other methods described in the Proxy Statement.

The record date for the Annual Meeting is September 18, 2026. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Annual Meeting or any adjournment or postponement thereof. This Notice of Annual Meeting and the Proxy Statement are being distributed and made available on or about September 28, 2026.

A list of stockholders entitled to vote at the Annual Meeting will be available at Stablecoin Development Corporation, 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401, for a period of ten (10) days prior to the Annual Meeting. If you would like to inspect the stockholder list, please contact our Chief Financial Officer at (561) 206-4345. The stockholder list will also be available during the virtual Annual Meeting through the following secure link www.virtualshareholdermeeting.com/SDEV2026.

September 28, 2026	By Order of the Board of Directors,

/s/ Michael Kazley
Michael Kazley Chair of the Board of Directors

i

ii

222 Lakeview Ave, Suite 800

West Palm Beach, FL 33401

Proxy Statement For The 2026 Annual Meeting of Stockholders

This proxy statement (the “Proxy Statement”), our Notice of Annual Meeting of Stockholders (the “Notice”) and our proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Stablecoin Development Corporation, a Delaware corporation (“StableDev,” the “Company,” “we,” “our” or “us”), to be voted at the Annual Meeting of Stockholders to be held on Tuesday, November 10, 2026 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. Eastern Time and will be a virtual meeting of stockholders. You will be able to participate in the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SDEV2026. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting.

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares and reduce the Company’s overall cost for the Annual Meeting. On or about September 28, 2026, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability contains instructions for accessing the Proxy Statement and our Annual Report on SEC Form 10-K for our fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026, as amended on April 29, 2026 (the “Annual Report”), via the Internet, as well as the voting instructions for the Annual Meeting. The Notice of Internet Availability also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.proxyvote.com.

Summary of the Proxy Statement

The following is a summary of selected information contained in this Proxy Statement and does not contain all the information that is important to you. We urge you to carefully read this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement in their entirety before you decide whether to vote to approve each of the proposals described below. The summary below includes page references directing you to a more complete description of the related topic within this Proxy Statement.

About Stablecoin Development Corporation

As discussed in greater detail in our Annual Report, in the past year, the Company has adopted a new strategic direction as a business, shifting from a pharmaceutical business to a capital allocation strategy under which the Company acquires and manages assets that it believes offer attractive risk-adjusted returns. The Company is currently focused on digital assets that provide exposure to economic participation within open digital financial networks. As of September 13, 2026, the Company held approximately 2,314,948,613 SKY tokens (“SKY”), representing approximately 10% of the total supply of SKY. SKY is the Company’s principal treasury asset. The Company manages its SKY position, including the timing and extent of any additional acquisitions or dispositions, within the investment guidelines and risk limits approved by the Board.

The Company was originally incorporated as a California corporation on January 19, 2000, and converted to a Delaware corporation in June 2010. On April 2, 2026, the Company changed its name from NovaBay Pharmaceuticals, Inc. to Stablecoin Development Corporation to better reflect the Company’s new strategic direction. Our common stock is listed on the NYSE American under the ticker symbol “SDEV.” The Company’s principal executive offices are located at 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401, and our telephone number is (561) 206-4345. Our website address is www.stabledev.com.

On February 20, 2026, the Company effected a 1-for-5 reverse stock split. Except as otherwise specifically noted, all share numbers, share prices, exercise/conversion prices and per share amounts have been adjusted, on a retroactive basis, to reflect such reverse stock split.

Recent Developments-Strategic Direction

On January 16, 2026, we completed a private placement of pre-funded warrants to purchase an aggregate of 167,539,227 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), in exchange for $25.0 million of cash and an aggregate of approximately $109.0 million in SKY tokens and stablecoins (the “January 2026 Private Placement”). The proceeds from the January 2026 Private Placement are being used to support a multi-year capital allocation strategy, currently focused on acquiring and managing a concentrated position in select digital assets that exhibit revenue-generating characteristics, consistent with our operating and risk framework. SKY, the protocol token of the decentralized Sky network, is currently the only asset approved for acquisition and holding under that framework.

Our strategy contemplates that we may:

●

Hold digital assets, including SKY, to participate in protocol-level economics (including staking or similar rewards) and potential capital appreciation, for such periods as the Board and management determine to be consistent with the Company’s objectives and risk limits;

●

Periodically monetize a portion of our holdings, including to realize gains, rebalance our holdings, fund operations or other opportunities or manage tax positions, in each case in accordance with applicable law and our contractual obligations;

●	Evaluate opportunities to generate liquidity or financing that reference or are collateralized by assets held by the Company, including SKY;
●	Continue to invest in internal capabilities and third-party relationships necessary to transact, settle, account for, and safeguard SKY and any other digital assets and other assets we may hold; and
●

Evaluate and, where approved by the Board, pursue opportunities in other asset categories or businesses that the Board believes can enhance stockholder value, including, without limitation, digital infrastructure, artificial intelligence-related infrastructure and other areas adjacent to the digital asset economy.

The execution and scope of this strategy, including any expansion into additional asset categories, are subject to prevailing market conditions, the investment guidelines and risk limits recommended by our Investment Advisory Committee (formerly referred to as the Digital Asset Strategy Advisory Committee) and approved by the Board, the availability of suitable opportunities, regulatory, legal and tax considerations, and the Company’s contractual obligations, including under the agreements entered into in connection with the January 2026 Private Placement. There can be no assurance that we will pursue or complete any particular acquisition, disposition, financing or new initiative, or that any such action will enhance stockholder value.

Corporate Governance Highlights

Following the change of control in October 2025 and the subsequent January 2026 Private Placement, the Board has rebuilt the Company’s governance framework for its current business, including through the measures highlighted below.

Board Leadership Structure

Our Board leadership structure currently consists of a Chair of the Board of Directors (the “Chair”) and independent committees. The Chair performs all duties and has all powers commonly incident to the office of Chair, including presiding at all meetings of the Board. In October 2025, the Board appointed Michael Kazley (“Mr. Kazley”) to serve as Chair. Since that date, Mr. Kazley has continued to serve as our Chair.

On October 16, 2025, the Board appointed Mr. Kazley as a Class I director and as Chief Executive Officer. In his executive officer role, Mr. Kazley has responsibility for the management and control of the day-to-day business and affairs of the Company, as well as general supervision of the Company’s executives, employees and agents.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All directors serving on the Board’s Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “N&CG Committee”) are independent, and each committee has the ability to hire and terminate its own outside advisors. A copy of each committee’s charter is available on the Governance section of our website at www.stabledev.com.

Board Composition

Our Board seeks directors with a broad diversity of experience, professions, skills, geographic representation and backgrounds that will enhance the quality of the Board’s governance. Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities. The N&CG Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our stockholder engagement dialogue, we routinely ask our investors for input regarding director recommendations. Our current Board composition as of September 28, 2026 includes:

Other Governance Practices

►

Our Board consists of six (6) director seats, five (5) of which are filled as of the date of this Proxy Statement, with the remaining Class I seat to be filled upon the election of directors at the Annual Meeting. Our directors reflect a range of talents, ages, skills, and expertise.

►	Each director during his or her service attended at least 75% of applicable Board/Committee meetings in fiscal year 2025.

►	The Board conducts an annual evaluation of the Chief Executive Officer (the “CEO”).

►

The directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to, and discussed with, the Board and each committee of the Board.

►	Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) allows for stockholder action by written consent.

►	No stockholder rights plan or “poison pill” has been adopted.

Corporate Governance Policies

StableDev has established Corporate Governance Guidelines, as routinely reviewed and updated by the N&CG Committee, to maintain effective and appropriate standards of corporate governance. We have also established a Code of Ethics and Business Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards and our overall risk and compliance programs, help mitigate the risks associated with the operation of our business. The full text of our Code of Ethics is available on the Governance section of our website at www.stabledev.com.

The Company also maintains an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by the Company and our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Insider Trading Policy specifically prohibits directors, officers and other employees from engaging in short sales, margin accounts, pledging or hedging transactions of the Company’s securities. A copy of the Insider Trading Policy was filed as Exhibit 19 to our Annual Report.

Compensation Highlights

Overview

In 2025, the Compensation Committee (the “Compensation Committee”) of the Board continued its historic practice of an annual performance incentive program, pursuant to which each Company executive could earn an annual performance bonus tied to a percentage of his or her base salary. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation. No bonuses were awarded to any NEO for fiscal year 2025 or 2024 performance. The $42,500 bonus reported for Mr. Law for 2024 was a bonus for fiscal year 2023 performance that was paid in 2024. Separately, Mr. Law received a one-time signing bonus and a retention payment in 2025 in connection with the R01/Framework-Lazar Transaction (as defined below). See “Executive Compensation and Other Information” below for additional detail.

Recent Compensation Developments

2026 Equity Incentive Plan

In January 2026, the Company adopted the NovaBay Pharmaceuticals, Inc. 2026 Equity Incentive Plan (the “2026 Plan”), which was approved by stockholders on March 12, 2026. The 2026 Plan provides for the grant of equity awards, including stock options, restricted stock, performance awards, stock appreciation rights, restricted stock units (“RSUs”) and other share-based awards to employees, directors, consultants and advisors, as determined by the Compensation Committee. Upon stockholder approval of the 2026 Plan, no further awards may be granted under the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) or its 2007 Omnibus Incentive Plan (the “2007 Plan”); however, awards previously granted under the 2017 Plan and 2007 Plan remain outstanding and continue to be governed by the terms of those plans until exercised, settled, forfeited or otherwise canceled in accordance with their terms.

On March 31, 2026, the Compensation Committee approved, and on April 1, 2026, the Company granted, an aggregate of 21,684,431 RSUs under the 2026 Plan, representing substantially all of the shares available for issuance under the 2026 Plan at that time. The grants included 6,238,828 time-based RSUs subject to vesting over one to three years, depending on the participant, and 15,445,603 performance-based RSUs to the Company’s Chief Executive Officer (the “CEO PSUs”). The CEO PSUs are earned only upon the achievement of performance hurdles during the five-year performance period beginning on October 16, 2026, nine months after the closing of the January 2026 Private Placement, so that no hurdle may be attained before that date. One-half of the CEO PSUs are earned in three tranches (26.67%, 40.00% and 33.33%) upon the Company’s ten-trading-day volume-weighted average stock price reaching $1.70, $2.55 and $5.10, respectively (2.0, 3.0 and 6.0 times the split-adjusted $0.85 per share effective purchase price in the January 2026 Private Placement), and the other half are earned in three tranches of the same sizes upon the Company’s digital asset net asset value (as defined in the award agreement) equaling or exceeding $250 million, $400 million and $800 million, respectively, for two consecutive quarterly reporting periods. Earned CEO PSUs vest in equal quarterly installments over the eight fiscal quarters following achievement of the applicable hurdle, subject to a thirteen-month cliff vesting period measured from January 16, 2026 and to Mr. Kazley’s continued employment, and CEO PSUs that are not earned by the end of the performance period are forfeited. The terms and conditions of the RSU awards, including accelerated vesting upon certain qualifying terminations of employment and in connection with certain corporate transactions, are set forth in the applicable award agreements filed as exhibits to the Company’s Current Report on Form 8-K filed on April 1, 2026. The weighted-average grant-date fair value was $1.43 per share for the stock price-based CEO PSUs, which are subject to a market condition under applicable accounting standards, and $1.49 per share for the digital asset net asset value-based CEO PSUs, which are subject to a performance condition, with the latter based on the closing stock price on the grant date.

New Employment Agreements

Following approval by the Board and the Compensation Committee, we entered into the following new employment arrangements with Mr. Kazley, Tommy Law (“Mr. Law”) and Henry Blynn (“Mr. Blynn”):

●

Employment Agreement with Michael Kazley. The Company and Mr. Kazley entered into an employment agreement on March 31, 2026, memorializing the terms of his continued service as Chief Executive Officer and Chair. Mr. Kazley has served without a base salary since his initial start date. His agreement provided for an initial annual base salary of $200,000 effective January 1, 2027, subject to upward adjustment by the Board consistent with market compensation for similarly situated chief executive officers. On July 15, 2026, the Board approved and established Mr. Kazley’s annual base salary at $400,000, effective January 1, 2027. Mr. Kazley has not been eligible for an annual bonus to date; beginning in 2027, Mr. Kazley will be eligible for an annual bonus opportunity, with his target annual bonus to be not less than 100% of his base salary, earned based on corporate and/or individual performance as determined by the Board. Beginning in 2027, Mr. Kazley will also be eligible for annual equity grants under the 2026 Plan with an initial target of not less than 0.15% of the Company’s fully diluted equity, in such amount, form and mix and on such terms as the Board determines.

●

Employment Agreement with Tommy Law. The Company and Mr. Law entered into an amended and restated employment agreement on March 31, 2026. Pursuant to his employment agreement, Mr. Law is entitled to receive an annual salary of $200,000, subject to periodic review and increase by the Board. Mr. Law is also eligible to earn an annual cash bonus with a target equal to 50% of his base salary, with the actual amount to be determined by the Board in its discretion based on his individual performance and the Company’s performance against goals established by the Board.

●

Amended and Restated Employment Agreement with Henry Blynn. The Company and Mr. Blynn entered into an amended and restated employment agreement on July 16, 2026. Pursuant to his employment agreement, Mr. Blynn is entitled to receive an annual salary of $300,000, subject to periodic review and increase by the Board. Mr. Blynn is also eligible to earn an annual cash bonus with a target equal to 50% of his base salary, with the actual amount to be determined by the Board in its discretion based on individual and Company performance against goals established by the Board.

Compensation Related Advisory Votes

At our 2025 Annual Meeting of Stockholders held on October 16, 2025, stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s proxy statement for that meeting (which reflected the compensation of the Company’s prior executive officers, as Mr. Kazley had not yet received any compensation from the Company at the time of that vote) and expressed a preference that the advisory vote on executive compensation be held every three years, which frequency the Board adopted. Accordingly, we are not conducting an advisory vote on executive compensation at the Annual Meeting; we expect the next such vote to occur at our 2028 annual meeting of stockholders, and the next advisory vote on the frequency of such votes to occur no later than our 2031 Annual Meeting of Stockholders.

Proposals at this Annual Meeting Which Require Your Vote

Stockholders are being asked to consider and vote on the following proposals (collectively, the “Proposals”):

		More Information	Board Recommendation	Vote Required for Approval
Proposal One	Election of the three (3) following director nominees: ► Michael Kazley ► Yenyou (Jeff) Zheng ► Russell Preston Cann	Page 18	FOR each nominee	Plurality of shares present with the three director candidates who receive the highest number of “FOR” votes being elected
Proposal Two	Ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Page 49	FOR	“FOR” votes of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at the Annual Meeting

Voting Generally

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as September 18, 2026 (“Record Date”). Only the holders of Common Stock of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder of Common Stock is entitled to one (1) vote for each share of our Common Stock held by such stockholder as of the Record Date. See “The Annual Meeting” in the Proxy Statement for additional information about voting, including the required votes and effects of abstentions and broker non-votes on the Proposals at this Annual Meeting.

Proposals for Stockholders at the Annual Meeting

Election of Directors (Proposal One) (page 18)

You will find important information in the Proxy Statement about the qualifications and experience of each of the three (3) director nominees listed below whom you are being asked to elect at the Annual Meeting. The N&CG Committee performs an annual assessment to evaluate whether each of the Company’s directors has the skills and experience to oversee the Company effectively. All of our directors, including the director nominees listed below, have demonstrated that they have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees	Director Since	Age	Independent	Principal Occupation	Company Board Committees
Michael Kazley	2025	35	No	Chief Executive Officer of StableDev	None
Yenyou (Jeff) Zheng	2019	70	Yes	Director of Business Development, Craft Capital Management LLC	Audit, Compensation, N&CG
Russell Preston Cann	--	50	Yes	Chief Development Officer, Core Scientific, Inc.	Audit, Compensation, N&CG (effective upon election)

Our Board recommends unanimously that you vote “FOR” all of the three (3) Class I director nominees listed above.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal Two) (page 49)

The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for 2026. While we are not required to have stockholders ratify the selection of CBIZ as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain CBIZ as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders. Our Board recommends unanimously that you vote “FOR” Proposal Two.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement and the documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, financial condition or achievements to be materially different from those expressed or implied by these statements. Forward-looking statements are not guarantees of future performance and are based on our management's current expectations, estimates and projections about our industry, business strategy and anticipated financial results, many of which, by their nature, are inherently uncertain and beyond our control. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements and related risks, uncertainties, factors and assumptions include, but are not limited to, statements regarding our capital allocation strategy (including the assets we may acquire, hold, monetize or finance and any evaluation of or expansion into additional asset categories or businesses), our ability to successfully pursue our business strategy, and the Company’s financial condition and results of operations. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to our business, ownership of our securities, the continued listing of our Common Stock on the NYSE American, and other matters, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in our Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and the documents referenced herein represent our current beliefs, estimates and assumptions as of the date of this Proxy Statement, and we disclaim any intent or obligation to revise or update publicly any forward-looking statement contained in this Proxy Statement, except as required by law.

The Annual Meeting

Purpose of Meeting

The specific Proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice and “Summary of the Proxy Statement” above and are described in more detail in this Proxy Statement.

Attendance at the Annual Meeting

As permitted by Delaware law and our amended and restated bylaws effective April 2, 2026 (the “Bylaws”), the Annual Meeting will be held as a virtual meeting live via the Internet. As an owner of the Company’s Common Stock, you will be able to attend the Annual Meeting via live webcast by visiting Stablecoin Development Corporation’s virtual meeting website (www.virtualshareholdermeeting.com/SDEV2026) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Shares of Common Stock of which you are the beneficial owner, but not the stockholder of record, also may be voted electronically during the Annual Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting virtually, StableDev recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as September 18, 2026 (“Record Date”). Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder of Common Stock is entitled to one (1) vote for each share of our Common Stock held by such stockholder as of the Record Date. As of September 18, 2026, 51,751,359 shares of our Common Stock were outstanding.

The presence at the Annual Meeting, either in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of one-third (1/3) of the voting power of all of the outstanding shares of stock entitled to vote, shall constitute a quorum for the transaction of business at the Annual Meeting, in line with the Bylaws. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number (which is provided on your proxy card) are considered present in person at the Annual Meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. If a quorum is not present or represented at the Annual Meeting, the chair of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date, or time without notice other than announcement at the Annual Meeting. As of the Record Date, R01 Fund LP (“R01”) and Framework Ventures IV L.P. (“Framework”) together held approximately 87.6% of the voting power of our outstanding Common Stock. The voting and quorum covenant contained in the Securities Purchase Agreement entered into in connection with the January 2026 Private Placement expired following our special meeting of stockholders held on March 12, 2026. No stockholder is party to any voting agreement with the Company, and no stockholder is contractually obligated to attend the Annual Meeting or to vote on either Proposal.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to Proposal One, votes “FOR” and “WITHHOLD” and broker non-votes and, with respect to Proposal Two, votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

Abstentions and Broker Non-Votes. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE American LLC (“NYSE American”) rules. Proposal One is considered to be “non-routine” under NYSE American rules such that your broker, bank or other agent may not vote your shares on that Proposal in the absence of your voting instructions. Proposal Two is considered to be “routine” under NYSE American rules, and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion for Proposal Two.

Required Vote. The following table summarizes the Proposals and the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
One	Elect three (3) Class I directors to hold office for a term of three (3) years	Plurality of shares present with the three director candidates who receive the highest number of “FOR” votes being elected	Not applicable (votes may be withheld); votes withheld have no effect	No effect

Two	Ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026	“FOR” votes of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at the Annual Meeting	Against	Not applicable as a routine matter brokers may vote on

Stockholders will not be entitled to dissenters’ rights with respect to any matter to be considered at the Annual Meeting.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone or over the Internet or by completing and returning your proxy card, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee on how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether NYSE American deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE American, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Annual Meeting, www.virtualshareholdermeeting.com/SDEV2026, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on September 28, 2026. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on November 9, 2026. After internet and telephone voting closes, you will only be able to vote by attending the Annual Meeting via live webcast and voting at the Annual Meeting. The Annual Meeting starts at 11:00 a.m. (Eastern Time) on November 10, 2026. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares for the specific Proposals considered at the Annual Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If you submit your proxy card and it does not specify how the shares represented thereby are to be voted, then the proxy will be voted “FOR” the approval of Proposal One and Proposal Two described in this Proxy Statement. The proxy card also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); (ii) attending the Annual Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) filing a notice of revocation or submitting another signed proxy card with a later date with our Chief Financial Officer, Tommy Law, at our principal executive offices at 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Solicitation

StableDev will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. For additional information, please see “Method of Proxy Solicitation” below.

Other Matters

Other than the Proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy, pursuant to the authority provided to them, in accordance with their best judgment on that matter.

Interest of Certain Persons in Matters To Be Acted Upon

Except as disclosed in “Certain Relationships and Related Party Transactions”, the directors of the Company are not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed fiscal year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Annual Meeting.

Results of the Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Annual Meeting.

Matters to be Considered at the Annual Meeting Proposal One: Election of Class I Directors

Our Certificate of Incorporation provides for a classified Board consisting of three (3) classes of directors, Class I, Class II and Class III, each with staggered three (3)-year terms. At this year’s Annual Meeting, the current term of the Class I directors will expire and our stockholders will vote on the three Class I director nominees identified below. Pursuant to the January 2026 Private Placement, certain investors received rights relating to the Board, which included the right of certain investors to nominate one (1) individual each for election to the Board. Under the Investors’ Rights Agreement by and among the Company and the investors signatory thereto (the “IRA”), that right continues for so long as the investor, together with its affiliates, beneficially owns Common Stock, together with securities convertible into or exchangeable for Common Stock, comprising at least five percent (5%) of our outstanding Common Stock, calculated without regard to any exercise restriction. R01 Fund LP exercised this right by designating Russell Preston Cann, whose designation is being given effect by his nomination for election as a Class I director at this Annual Meeting. Sky Frontier Foundation exercised this right by designating David Garcia Rios, whose designation is being given effect by appointment rather than by election. Mr. Garcia Rios was appointed as a Class II director by the Board pursuant to its authority under Article V.C of our Certificate of Incorporation on September 2, 2026. In connection with these designations, and upon the recommendation of the N&CG Committee, on September 2, 2026, the Board increased the size of the Board from five (5) to six (6) directors, with one vacancy.

Upon the recommendation of the N&CG Committee of the Board, the Board selected and approved Michael Kazley, Dr. Yenyou (Jeff) Zheng (“Dr. Jeff Zheng”) and Russell Preston Cann as nominees for election as Class I directors at this Annual Meeting to serve for a term of three (3) years, expiring at the 2029 Annual Meeting of Stockholders, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Each nominee has agreed to serve if elected. Management has no reason to believe any of the nominees herein will be unable to serve. In the event any of the nominees named is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

David Garcia Rios has been designated as a Class II director whose term expires at the 2027 Annual Meeting of Stockholders. Dr. Paul E. Freiman (“Dr. Freiman”) and Ms. Swan Sit (“Ms. Sit”) have been designated as Class III directors whose terms expire at the 2028 annual meeting of stockholders.

Current Directors and Nominees

The names of our director nominees and other current directors, as well as their ages (as of September 28, 2026) and biographical information about them are as follows.

Class I Directors - Terms Expiring at the 2026 Annual Meeting

Michael Kazley
Chair & Director Age: 35	Director since: October 2025 Committees: None Current Occupation: Chief Executive Officer of Stablecoin Development Corporation

Selected Director Qualifications:

●	Extensive experience in cryptocurrency and digital asset markets
●	Leadership pedigree in the digital asset and investment space

Mr. Kazley has served as Chair and Chief Executive Officer since October 2025. Since August 2023, he has served as the managing member of R01 Capital Manager LLC, the investment manager of R01, a digital asset investment fund. Prior to his time at R01 Fund LP, Mr. Kazley served as a special limited partner for JDS Crypto LP, a private digital asset focused family office, from 2022 to 2023, and served as Chief Executive Officer of Crescent Crypto Asset Management from 2019 to 2022, where he managed a crypto index fund and a discretionary long-biased hedge fund, and became sole manager in 2020. Prior to co-founding Crescent Crypto Asset Management in 2017, he co-founded Cedar Lake Capital Management LP, an investment firm, in 2015. He began his investment career at Goldman Sachs in 2013. Mr. Kazley earned a Bachelor of Science in Industrial and Labor Relations from Cornell University.

Dr. Yenyou (Jeff) Zheng
Independent Director Age: 70	Director since: September 2019 Committees: N&CG (Chair), Audit (Chair) and Compensation Current Occupation: Director of Business Development of Craft Capital Management LLC

Selected Director Qualifications:

●	Significant strategic experience in corporate financing solutions from his current experience at both Craft Capital Management LLC and Spartan Securities Group, Ltd.
●	Extensive network of contacts related to financing, partnering and support services

Dr. Jeff Zheng has served as the Director of Business Development of, and as a broker with, Craft Capital Management LLC since September 2019. Dr. Jeff Zheng served as an independent director of Mars Acquisition Corp. (Nasdaq: MARX), a special purpose acquisition company, until January 2025, when it completed its business combination with ScanTech Identification Beam Systems, LLC. Prior to that, Dr. Jeff Zheng served as the Director of Business Development of Spartan Securities Group, Ltd. from 2014 to August 2019. Dr. Jeff Zheng’s experience includes providing innovative financial solutions and consulting services for initial public offering underwriting and investment banking as well as corporate financing solutions with a particular focus on Chinese companies listed overseas. Dr. Jeff Zheng previously served as a financial advisor for various Canadian public companies including: P & P Ventures Inc. (TSX-V: PPV.H) where he served as president and a director; Damon Capital Corp (TSX-V: DAM.H) where he served as Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS) where he served as a director and chair of the audit committee. Dr. Jeff Zheng received a Ph.D. in physics from Flinders University of South Australia.

Russell Preston Cann
Age: 50	Current Occupation: Chief Development Officer of Core Scientific, Inc.

Selected Director Qualifications:

●	Extensive experience and knowledge regarding digital asset ecosystems and markets
●	Track record of improving profitability and expanding operations for companies in the digital asset space
●	Experience developing and scaling digital and high-performance computing infrastructure, including leading Core Scientific’s transition to artificial intelligence data center operations

Russell Preston Cann is a co-founder of Core Scientific, Inc. (Nasdaq: CORZ), a digital infrastructure company that develops and operates data centers for high-performance computing, including artificial intelligence workloads, and bitcoin mining, and has served as its Chief Development Officer since 2017, with primary responsibility for the company’s strategic revenue growth, including its expansion into artificial intelligence data center operations. He has 25 years of experience designing, building, and scaling technology infrastructure companies and, prior to Core Scientific, Inc., he led the growth and development of a graphics processing unit digital asset cluster business, alongside several digital infrastructure ventures. Earlier in his career, Mr. Cann held roles at Accenture, where he focused on fintech and risk management, delivering projects across Europe and the Americas. Beyond his professional work, Mr. Cann is a dedicated philanthropist and community leader. He serves as a Trustee for the Austin Wilkes Society and the Blue Ridge Council of Scouting America and is a past Trustee of the National Foundation of the Boy Scouts of America. He volunteers with the Sue Kuhlen Camp for Kids and previously with the Lions Club. Mr. Cann is an active member of Young Presidents’ Organization. He graduated cum laude from the South Carolina Honors College and the Moore School of Business at the University of South Carolina.

Stockholder Approval

The affirmative votes of a plurality of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the election of directors are required for the election of each director nominee. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” each nominee. Stockholders may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes withheld and broker non-votes will have no effect on the outcome of the election, although shares voted “WITHHOLD” are counted as present for purposes of determining a quorum.

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the election of Michael Kazley, Dr. Jeff Zheng and Russell Preston Cann as Class I directors.

Class II Directors - Terms Expiring at the 2027 Annual Meeting

David Garcia Rios
Independent Director Age: 30	Director since: September 2026 Current Occupation: Director, Sky Frontier Foundation; Sole Administrator, Alisios, SLU

Selected Director Qualifications:

●	Advanced knowledge and understanding of cryptocurrency markets and assets, including the Sky Ecosystem
●	Formal legal training and practical experience that is a critical component of the skillset of the Board

David Garcia Rios has served as a director of Sky Frontier Foundation, an independent foundation supporting the innovation, development, and acceleration of the Sky Ecosystem, since September 2025, and has provided consulting services to Sky Frontier Foundation since June 2025. He has provided those consulting services through Alisios, SLU since January 2026. Before that, he served in a variety of roles between 2020 and 2025: Consultant at Archon Financial from 2024 to 2025, Senior Legal Counsel at HX Entertainment Limited from 2023 to 2024, Regulatory Consultant at Celsius Network, a former cryptocurrency company, from 2022 to 2023, EU Projects Expert at Consejo General de la Abogacía Española (the General Council of Spanish Lawyers) from 2021 to 2022 and Legal and Compliance at Merck Sharp & Dohme (Merck & Co.) from 2020 to 2022. He has also served as a director of Fortification Foundation since August 2025 and as the sole administrator of Alisios, SLU since December 2025. Mr. Garcia Rios received bachelor’s degrees in law and business administration, as well as a master’s degree in corporate legal advisory, from the Universidad Carlos III de Madrid.

Class III Directors - Terms Expiring at the 2028 Annual Meeting

Paul E. Freiman, Ph.D.
Independent Director Age: 92	Director since: May 2002 Committees: Compensation (Chair), Audit and N&CG Current Occupation: Independent Pharmaceutical Professional & Consultant

Selected Director Qualifications:

●	Extensive historical knowledge about the Company, having served over 20 years as one of our directors, providing valuable Board continuity
●	Valuable operational and industry expertise and leadership skills from prior experiences as a chief executive officer as well as a board member of various pharmaceutical companies
●	Experience in multiple acquisitions, for example guiding Syntex Corporation (“Syntex”) through an acquisition by Roche for $5.3 billion

Dr. Freiman has been an independent pharmaceutical professional and consultant since January 2009. He was also a board member of Chronix Biomedical Inc., a private molecular diagnosis company, from 2009 until its acquisition by Oncocyte Corporation in April 2021. Dr. Freiman’s prior experience includes serving as the president and chief executive officer of Neurobiological Technologies, Inc. (OTC: NTII) and a member of its board of directors from April 1997 until 2009. Dr. Freiman’s prior experience also includes serving as the former chairman and chief executive officer of Syntex from 1989 to 1994. He is credited with much of the marketing success of Syntex’s lead product, Naprosyn, and was responsible for moving the product to over-the-counter status, marketed as Aleve. Dr. Freiman served as chairman of the board of Neurotrope, Inc. (OTCBB: BLFL) from 2013 until August 2016. Dr. Freiman served as chairman of Penwest Pharmaceutical Co. until 2010 and served on the board of directors of Otsuka American Pharmaceuticals, Inc. and Otsuka America, Inc. until 2011, NeoPharm, Inc. until 2010 and Calypte Biomedical Corporation until September 2009. Dr. Freiman also served on the board (including as chairman) of the Pharmaceutical Research and Manufacturers Association of America. He has also served on a number of industry task forces both domestically and internationally. Dr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Swan Sit
Independent Director Age: 49	Director since: December 2019 Committees: Audit, Compensation and N&CG Current Occupation: Independent Business Consultant
Selected Director Qualifications:
●	Experience in brand management and advertising
●	Expertise in the digital transformation of companies through ecommerce

Ms. Sit currently acts as an independent business consultant to various public and private companies. Ms. Sit has also served as a director of Edgewell Personal Care Company (NYSE: EPC) since September 2020. She previously served as the Vice President of NA Digital Commerce Capabilities, Business Operations and Service and the Vice President of Global Digital Marketing of Nike, Inc. from 2018 to 2019. Prior to such position, Ms. Sit served as the Vice President of Global Digital of Revlon and Elizabeth Arden, Inc. from 2015 to 2017 and the Executive Director of Strategy and Planning, Online of The Estée Lauder Companies, Inc. Ms. Sit brings business experience including digital transformation experience supplemented by management consulting, brand management and advertising. Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations. Ms. Sit received an MBA from Columbia Business School and a B.A. in Economics from Harvard University.

Family Relationships; Involvement in Certain Legal Proceedings

There are no family relationships among any of our directors, director nominees or executive officers. In December 2022, while Mr. Cann was serving as its Chief Development Officer, Core Scientific, Inc. filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code; Core Scientific, Inc. emerged from Chapter 11 in January 2024. Except for the Chapter 11 proceedings of Core Scientific, Inc., to our knowledge, none of our directors, director nominees or executive officers has, during the past ten years, been involved in any legal proceeding of the type required to be disclosed under Item 401(f) of Regulation S-K.

Corporate Governance

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available on the Governance section of our website at www.stabledev.com. We intend to disclose future amendments to certain provisions of the Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC, at the same location on our website.

Director Independence

Our Board has determined that each of Dr. Freiman, Ms. Sit, Dr. Jeff Zheng, Mr. Garcia Rios and Mr. Cann, as a director nominee, satisfies the requirements for “independence” as defined in the NYSE American Company Guide (the “Company Guide”). Mr. Kazley is not independent and does not and will not serve on any standing committee of the Board as long as he is not independent. The Board has also determined that, although Mr. Garcia Rios is independent under the Company Guide, he is not eligible to serve on the Audit Committee under Rule 10A-3 under the Exchange Act by reason of his relationship with Sky Frontier Foundation, and he has not been appointed to any standing committee of the Board.

Board Committees and Meetings

Our Board has three (3) standing committees, including an Audit Committee, a Compensation Committee and an N&CG Committee. Each of the Board’s three (3) standing committees has a written charter that is reviewed annually and revised as appropriate. A copy of each standing committee’s charter is available on the Governance section of our website at www.stabledev.com.

In addition to its standing committees, the Board has established an Investment Advisory Committee, which operates under a written charter adopted by the Board. The Investment Advisory Committee is an advisory committee and is not one of the Board’s standing committees. The Investment Advisory Committee provides strategic guidance, risk oversight and expert recommendations to the Board and management with respect to the Company’s investment strategy, including the acquisition, holding, management, deployment and disposition of the Company’s investments and digital assets and the Company’s exercise of governance and voting rights associated with those assets. Under its charter, the Investment Advisory Committee maintains and periodically reviews the list of investments and digital assets approved for acquisition and holding by the Company, establishes and reviews the risk limits and investment guidelines governing the Company’s investment and digital asset operations, oversees the Company’s acquisition and disposition of investments and digital assets and its custody arrangements, and reports its actions and recommendations to the Board after each of its meetings. Any material change to the Company’s investment strategy, including the addition or removal of an approved asset or a material change to risk limits, requires the approval of the Investment Advisory Committee and a majority of the Board. Members of the Investment Advisory Committee need not be directors, and our Chief Executive Officer serves as a member and as its chairperson. Management is responsible for executing the Company’s investment strategy within the parameters recommended by the Investment Advisory Committee and approved by the Board, or established by the Investment Advisory Committee within ranges previously approved by the Board.

Name	Audit Committee	Compensation Committee	N&CG Committee
Paul E. Freiman, Ph.D.	●	C	●
Swan Sit	●	●	●
Yenyou (Jeff) Zheng, Ph.D. +	C	●	C
Russell Preston Cann†	●	●	●

●	Member
C	Chair
+	Audit Committee Financial Expert
†

Mr. Cann is a director nominee; his appointments to the Audit, Compensation and Nominating and Corporate Governance Committees are effective upon his election at the Annual Meeting.

Mr. Garcia Rios does not serve on any committee of the Board.

The table below shows the number of Board and Committee meetings held in 2025. The Compensation Committee and the N&CG Committee acted solely by unanimous written consent in 2025 and did not hold formal meetings.

Number of Meetings Held
Board of Directors	8
Audit Committee	4
Compensation Committee	0
N&CG Committee	0

Directors are expected to attend Board meetings, our annual stockholders’ meeting and the meetings of the committees on which they serve. In 2025, no director attended fewer than 75% of the aggregate number of Board and Committee meetings of the Board and committees on which he or she served. The independent directors met in executive session once during 2025. During 2025 and until October 2025, Dr. Freiman served as Chair. Mr. Kazley served as Chair for the remainder of 2025.

Committee	Committee Function
Audit: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit

Our Board has determined that each member of the Audit Committee is independent, as defined in the Company Guide and Rule 10A-3 under the Exchange Act. Dr. Jeff Zheng qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The functions of this committee include, but are not limited to:

►

meeting with our management and our independent registered public accounting firm periodically to consider the adequacy and effectiveness of our disclosure controls and procedures and our internal controls;

►

reporting findings regularly to the Board, including any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, and the performance and independence of our independent registered public accounting firm;

	►	considering and pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

	►	appointing, evaluating, engaging and determining the compensation of, overseeing the work of, and, when appropriate, dismissing our independent registered public accounting firm;

►

reviewing with management and our independent registered public accounting firm, prior to public release, our financial statements (including annual and quarterly financial statements in periodic reports to be filed with the SEC);

►

reviewing with our independent registered public accounting firm all of its significant findings during the year, including the status of previous audit recommendations, and any significant unadjusted audit differences;

►

reviewing and discussing with management and our independent registered public accounting firm the accounting policies that may be viewed as critical, and reviewing and discussing any significant changes in our accounting policies and any accounting and financial reporting proposals that may have a significant impact on our financial reports;

	►	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

►

inquiring of management, the Chief Financial Officer and/or the Controller, and our independent registered public accounting firm, about significant risks or exposures and assessing the steps management has taken to minimize such risks; and

	►	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.
Compensation: Paul E. Freiman, Ph.D., Chair Swan Sit Yenyou (Jeff) Zheng, Ph.D.

Our Board has determined that each member of the Compensation Committee is independent, as defined in the Company Guide and Rule 10C-1 under the Exchange Act.

The functions and scope of authority of the Compensation Committee include, but are not limited to:

►

establishing, approving and reviewing the overall corporate policies, goals and objectives for the compensation of our CEO and other executive officers, as well as annually evaluating the performance of our CEO and other executive officers in light of the corporate goals and objectives, and determining and approving the compensation of our CEO and other executive officers;

►

periodically reviewing and making recommendations to the Board concerning our equity and other incentive compensation plans, including the need to amend existing plans or adopt new plans or arrangements;

►

assisting the Board in the administration of our stock option plans and any equity or incentive compensation plans, and making recommendations to the Board as to stock option grants and other discretionary awards under such plans as to the executive officers; and

►

reviewing, at least annually, our pension and retirement plans, including any supplemental executive retirement plans, and making recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Compensation Committee’s strategy regarding pension and retirement benefits.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similarly-sized companies in our industry and geographic region, or peer group companies, and recommendations from our CEO and Chief Financial Officer (“CFO”). The CEO and CFO attend meetings, and participate in discussions of the Compensation Committee, to the extent requested by the Compensation Committee. Neither the CEO nor CFO attend when their respective compensation package is being discussed.

Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee. Outside director compensation is determined by the entire Board after review and approval by the Compensation Committee. Director compensation is discussed further under the caption “Director Compensation” below.

Nominating and Corporate Governance: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit	Our Board has determined that each member of the N&CG Committee is independent, as defined in the Company Guide. The functions of the N&CG Committee include, but are not limited to:
	►	assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

	►	leading the search for and identifying qualified candidates to become members of our Board;

	►	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

	►	selecting candidates to fill vacancies on our Board;

►

reviewing and recommending to the Board a determination with respect to each director’s “independence” under the listing standards, the rules and regulations of the SEC and any other laws applicable to us;

►

receiving, reviewing and responding to director nominations submitted in writing by our stockholders, including the proposed nominee(s) that certain investors in the January 2026 Private Placement have a contractual right to nominate;

	►	reviewing and assisting the Board in developing a succession plan for the CEO;

►

developing, assessing annually, and making recommendations to the Board concerning appropriate corporate governance policies, including our Code of Ethics, and monitoring compliance with our Code of Ethics and other corporate governance policies; and

	►	overseeing an annual review of the performance of the full Board and management and overseeing the annual self-evaluation process of each Board committee.

Other Board Matters

Board’s Leadership Structure. Our Board leadership structure currently consists of a Chair and independent committees. The Chair performs all duties and has all powers commonly incident to the office of Chair, including presiding at all meetings of the Board. Mr. Kazley has served as the Board’s Chair since October 2025. Dr. Freiman served as Chair in 2025 prior to Mr. Kazley.

The Board believes that combining the roles of Chair and Chief Executive Officer is the most appropriate leadership structure for the Company at this time. Mr. Kazley led the Company’s transition to its current capital allocation strategy and has the most direct knowledge of the Company’s asset positions, markets and counterparties. For a company of our size and operating profile, the Board believes that a single leader provides clear accountability and efficient decision-making. The Board has not designated a lead independent director. Independent directors constitute a majority of the Board and all of its standing committees, the independent directors meet in executive session at least annually, and each standing committee may retain its own advisors. The Board periodically reviews its leadership structure and may designate a lead independent director in the future if it determines that doing so would benefit the Company and its stockholders.

On October 16, 2025, the Board appointed Mr. Kazley as a Class I director and as Chief Executive Officer. On September 2, 2026, upon the recommendation of the N&CG Committee, the Board ratified Mr. Kazley’s classification as a Class I director. In his executive officer role, Mr. Kazley has responsibility for the management and control of the day-to-day business and affairs of the Company, as well as general supervision of the Company’s executives, employees and agents.

Board Changes in Connection with the January 2026 Private Placement. Pursuant to the January 2026 Private Placement, certain investors obtained contractual rights involving the Board, including the right to nominate one (1) director each for election to the Board, in each case for so long as the investor continues to satisfy the beneficial ownership threshold set forth in the IRA. As a result of the potential and ongoing changes to the composition and management of our Board, including the appointment of Mr. Garcia Rios and the nomination of Mr. Cann as described in this Proxy Statement, our Board management, priorities and other aspects of our governance may change.

Board Resignations in 2025. In connection with the Lazar SPA (as defined below) and the related transaction that resulted in the Company’s new leadership and strategic direction, Justin Hall, Julie Garlikov, Mijia (Bob) Wu, M.B.A. and Yongxiang (Sean) Zheng each resigned from the Board, effective as of October 16, 2025. David Lazar resigned from the Board effective October 17, 2025.

Board’s Role in Risk Oversight. One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for considering and discussing financial and enterprise risk exposures, including internal controls, and discusses with management, and the independent registered public accountants, our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. In addition, under our whistleblower policy, employees wishing to report concerns or complaints they have related to accounting, auditing and internal controls submit such concerns in confidence, or anonymously if desired, to an outside administrator who forwards such complaints to our Audit Committee Chair. Our Audit Committee monitors the effectiveness of the whistleblower policy. Our N&CG Committee monitors the effectiveness of our compliance and ethics policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and our compliance with legal and regulatory requirements. Our Compensation Committee monitors the Company’s compensation policies to ensure that the compensation packages offered to our executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk-taking activities.

The Board, directly and through the Audit Committee and the Investment Advisory Committee, also oversees risks relating to the custody and security of digital assets (including private key management and the selection and monitoring of third-party custodians), cybersecurity, counterparty and market concentration risk, and regulatory developments affecting digital assets. Management reports to the Board on these matters periodically.

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, financial, legal, regulatory, strategic and reputational risks. As a smaller reporting company with a reasonably-sized Board, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Annual Meeting Attendance. We do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders; however, directors are encouraged to attend all such meetings. Five (5) of the eight (8) directors then serving on the Board attended our 2025 Annual Meeting of Stockholders held on October 16, 2025. The three (3) directors who did not attend resigned from the Board effective as of the date of the 2025 Annual Meeting.

Director Selection. The N&CG Committee reviews the appropriate qualities and skills required of directors in the context of the current Board composition. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ interests. These factors, and others deemed appropriate by the N&CG Committee in contributing to our Board’s heterogeneity, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the N&CG Committee and of the Board may change from time to time to take into account changes in business and other trends, rules and laws related to board criteria, and the portfolio of skills and experience of current and prospective directors. The N&CG Committee has historically led the search for and selected, or recommended that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Other than the director candidates nominated by investors in the January 2026 Private Placement pursuant to the IRA, candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers or by our large stockholders or investment partners.

From time to time, the N&CG Committee may engage the services of a third-party search firm to identify director candidates. The Board strives to achieve a membership of qualified individuals with a combination of qualities that best serves the Company’s needs. The N&CG Committee consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time.

To identify the best candidates for the Board’s needs, the N&CG Committee considers the following as the minimum qualifications a nominee must have:

►	experience at a strategic or policymaking level in a business, government, non-profit or academic organization;

►	be highly accomplished in his or her respective field, with superior credentials and recognition;

►	be well regarded in the community and possess a long-term reputation for the highest ethical and moral standards;

►	sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

►	to the extent such nominee serves or has previously served on other boards, a demonstrated history of actively contributing at board meetings.

The N&CG Committee also considers industry experience or qualifications, such as experience in cryptocurrency assets and markets, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science. When considering candidates for election (or re-election) to the Board, the N&CG Committee considers the entirety of a candidate’s credentials and background in addition to the specific minimum qualifications outlined above. Moreover, the members of the N&CG Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, and minimal conflicts of interest that might interfere with his or her performance as a director.

The N&CG Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement, as described in the Bylaws and provided that such recommendations are received within the timeframe required under the caption “Deadlines for Receipt of Stockholder Proposals and Nominations” below. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (iv) the date(s) on which such shares were acquired and the investment intent of such acquisition, (v) a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, his or her resignation, and (vi) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to § 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (i) the name and address of each Proponent, as they appear on the Company’s books; (ii) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (iii) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (iv) a representation that the Proponent(s) are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy duly authorized at the meeting to nominate the person(s) specified in the notice; (v) a representation as to whether the Proponent(s) intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; (vi) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (vii) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (each, a “Derivative Transaction”) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

The N&CG Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agrees to be considered as a nominee, the N&CG Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Any potential candidates for director nominee, including candidates recommended by stockholders, are reviewed in the context of the current composition of the Board, our operating requirements, and the interests of stockholders. In conducting this assessment, the N&CG Committee considers such factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The N&CG Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The N&CG Committee also determines whether the nominee would be independent, which determination is based upon the Company Guide and applicable SEC rules and regulations. The N&CG Committee then compiles a list of potential candidates from suggestions it may receive. The N&CG Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates as it deems appropriate, then meets to discuss and consider such candidates’ qualifications, and then selects a nominee for recommendation to the Board by majority vote.

Other than the designations of Russell Preston Cann by R01 Fund LP and David Garcia Rios by Sky Frontier Foundation under the IRA, no other candidates for director nominations were submitted to the N&CG Committee by any stockholder in connection with the election of directors at the Annual Meeting. Michael Kazley and Dr. Jeff Zheng are the only director nominees standing for election at this Annual Meeting who are current directors of the Company.

With respect to Framework’s contractual right to nominate a director pursuant to the January 2026 Private Placement, which Framework has not exercised, Framework’s nominee shall be qualified and approved by the N&CG Committee, which shall include an assessment of their respective qualifications and experience, personal and professional integrity, financial literacy and other factors and criteria customarily reviewed and assessed as discussed above.

Communications to the Board

Our Board has implemented a process by which stockholders or other interested parties may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member at 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401. The name of any specific intended Board recipient should be noted in the communication. The Company will be responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board.

Executive Compensation and Other Information

Unless otherwise indicated, all per share numbers have been retroactively adjusted to account for the 1-for-5 reverse stock split, effective February 20, 2026.

Executive Officers

The table below sets forth certain information regarding our executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. The following provides biographical information regarding our Chief Financial Officer and Chief Operating Officer. Information concerning the business experience of Mr. Kazley is provided in “Class I Directors” above.

Name	Age	Title
Michael Kazley	35	Chair & Chief Executive Officer
Tommy Law	40	Chief Financial Officer
Henry Blynn	32	Chief Operating Officer

Mr. Law has served as the Company’s Chief Financial Officer and Treasurer since February 2023. Mr. Law joined the Company in December 2019 and has served in a variety of positions, including as the Corporate Controller (September 2022 until February 2023). As the Corporate Controller, Mr. Law was responsible for annual and quarterly filings with the SEC, as well as managing the periodic financial close process. Prior to serving as the Corporate Controller, Mr. Law served the Company as Assistant Controller (April 2022 to September 2022), Accounting Manager (June 2020 to April 2022) and Senior Accountant (December 2019 to June 2020). Prior to joining the Company, Mr. Law was a Senior Accountant at KP LLC, a marketing solutions company, from January 2017 to December 2019. Previously, he served as Accounting Manager at Hitachi Solutions America, Ltd., an information technology company, from 2012 to 2015. Mr. Law received his B.S. in Business Administration, Accounting from San Jose State University.

Mr. Blynn has served as the Company’s Chief Operating Officer since July 2026. Mr. Blynn, age 32, has served as the Company’s Head of Business Operations and Strategy since March 2026, prior to which he served as a consultant to the Company from October 2025 through March 2026. Mr. Blynn served as an Associate Portfolio Manager at R01 Fund LP, a digital asset hedge fund, from 2023 to 2026. Prior to R01 Fund LP, Mr. Blynn served in institutional coverage at FalconX, a cryptocurrency prime brokerage, from 2021 to 2023. Prior to FalconX, Mr. Blynn was a Senior Associate at Infinedi, a private equity firm, in 2021. Prior to Infinedi, he was an associate at Harvest Partners, a private equity firm, from 2018 to 2021. He began his career at Jefferies LLC as an analyst in the Global Healthcare Investment Banking group, from 2016 to 2018. Mr. Blynn holds a Bachelor of Arts in Business, Entrepreneurship, and Organizations from Brown University.

Except for (i) the nomination rights under the IRA described under “Certain Relationships and Related Party Transactions” below, pursuant to which Mr. Cann was designated by R01 Fund LP and Mr. Garcia Rios was designated by Sky Frontier Foundation, and (ii) Mr. Kazley’s initial appointment as a director, Chief Executive Officer and Chair in October 2025 in connection with the R01/Framework-Lazar Transaction described in that section, in which Mr. Lazar’s rights relating to the nomination and appointment of directors were assigned to R01 and Framework, of which R01 is managed by Mr. Kazley, there is no arrangement or understanding between any director, director nominee or executive officer and any other person pursuant to which such individual was or is to be selected as a director, nominee or officer. There are no family relationships among any of our officers or directors.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2025 and December 31, 2024 by our named executive officers for the fiscal year ended December 31, 2025, who were Michael Kazley, Justin M. Hall, David Lazar and Tommy Law (collectively, the “NEOs”). The current and former titles of each of the NEOs are as indicated in the following Summary Compensation Table.

Mr. Blynn did not begin his service as our Chief Operating Officer until July 2026, and therefore, was not a NEO during the fiscal years ended December 31, 2025 and 2024.

Name and principal position(s)	Fiscal year	Salary ($)	Bonus ($)	All other compensation (1)(2) ($)	Total ($)
Michael Kazley,	2025	−	−	−	−
Chair & Chief Executive Officer (3)	2024	−	−	−	−
Justin M. Hall, Esq.	2025	271,554	−	995,600	1,267,154
Former Chief Executive Officer (4)	2024	350,000	−	15,177	365,177
David Lazar	2025	−	−	−	−
Former Chief Executive Officer (5)	2024	−	−	−	−
Tommy Law	2025	170,000	259,250	7,547	436,797
Chief Financial Officer	2024	170,000	42,500	7,696	220,196

(1)

In 2025, the amount includes $962,500 paid to Mr. Hall as severance pursuant to his prior employment agreement pursuant to his Settlement Agreement with the Company dated August 19, 2025 (the “Settlement Agreement”). The 2025 amounts also included: (a) individual life insurance premiums paid for by the Company for Mr. Law and Mr. Hall of $747 and $1,545, respectively; (b) 401(k) plan matching contributions paid for by the Company for Mr. Law and Mr. Hall of $6,800 and $14,000, respectively; and (c) $17,555 in Company-paid COBRA health insurance continuation premiums for Mr. Hall, paid in two equal installments pursuant to the Settlement Agreement. In 2024, the amounts included: (a) individual life insurance premiums paid for by the Company for Mr. Law and Mr. Hall of $896 and $1,854, respectively; and (b) 401(k) plan matching contributions paid for by the Company for Mr. Law and Mr. Hall of $6,800 and $13,323, respectively. The amounts reported for Mr. Hall in the 2025 fiscal year in this table reflect the inclusion of COBRA continuation premiums that were inadvertently omitted from the corresponding table in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as originally filed.

(2)

In connection with the closing of the sale of the Company’s Avenova eyecare products and related assets to PRN Physician Recommended Nutriceuticals, LLC (“PRN”) on January 17, 2025 (the “Avenova Asset Sale”), we entered into a transition services agreement with PRN (the “PRN Transition Services Agreement”), pursuant to which we agreed to provide services to PRN with respect to specified accounting, marketing, sales, customer service, regulatory and operational support for a period of four (4) months after the closing of the Avenova Asset Sale in exchange for agreed upon service fees to be paid to us. As part of the PRN Transition Services Agreement, PRN entered into a consulting agreement with Tommy Law, our Chief Financial Officer, for certain services with a one-time payment of $85,000 which was made by PRN to Mr. Law when all such services were complete and excluded from the table above accordingly.

(3)

Mr. Kazley has served as the Company’s Chief Executive Officer since October 16, 2025. Mr. Kazley is party to an employment agreement with the Company but has served without a base salary since October 16, 2025, as described under “Employment-Related Agreements and Potential Payments upon Termination or Change in Control” below. Mr. Kazley separately receives compensation from R01 Capital Manager LLC in his capacity as its managing member. The Company does not pay any compensation or management fees to R01 or any of its affiliates for the services of our Chief Executive Officer.

(4)	Mr. Hall served as the Company’s Chief Executive Officer until August 19, 2025.
(5)	Mr. Lazar served as the Company’s Chief Executive Officer from August 19, 2025 until October 16, 2025 but did not receive any compensation for such service.

2025 and 2024 Base Salaries and Target Bonus Amounts

Mr. Kazley was not paid a base salary in 2025. Mr. Law was paid a base salary of $170,000 and had a target bonus percentage of base salary of 25% in 2025 and 2024. Mr. Hall was paid a base salary of $350,000 and had a target bonus percentage of base salary of 50% in 2025 and 2024.

2025 and 2024 Cash Bonuses

The Board, upon the recommendation of the Compensation Committee, determined not to award any bonuses to its NEOs for fiscal year 2025 or 2024 performance. The $42,500 reported in the “Bonus” column for Mr. Law for 2024 was a bonus for fiscal year 2023 performance that was paid in 2024. The amount reported in the “Bonus” column for Mr. Law for 2025 consists of (i) a one-time cash signing bonus of $89,250, approved by the Compensation Committee and paid upon the first closing of the R01/Framework-Lazar Transaction (as defined below), and (ii) a one-time cash retention payment of $170,000 provided under Mr. Law’s prior employment agreement dated August 19, 2025, contingent on Mr. Law’s continued employment through the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Neither amount was determined by reference to a financial reporting measure. See “Employment-Related Agreements and Potential Payments upon Termination or Change in Control” below.

2025 and 2024 Equity Awards

The Board, upon the recommendation of the Compensation Committee, determined not to grant any equity awards for the 2025 fiscal year or 2024 fiscal year to any of its NEOs.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of our NEOs as of December 31, 2025. Stock options were granted pursuant to our 2007 Plan until its expiration in March 2017, and all awards granted thereafter through December 31, 2025 were made under our 2017 Plan. The options granted under our 2007 Plan and 2017 Plan are not exercisable until they have vested.

		Option Awards				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Kazley	-	-	-	-	-	-	-	-	-

Justin M. Hall, Esq.	08/20/20	58	-	6,064	08/20/30	-	-	-	-
	05/31/18	24	-	13,475	05/31/28	-	-	-	-
	01/25/17	4	-	22,050	01/25/27	-	-	-	-
	06/06/16	18	-	17,028	06/06/26	-	-	-	-

David Lazar	-	-	-	-	-	-	-	-	-

Tommy Law	06/08/20	1	-	5,451	06/08/30	-	-	-	-
	08/20/20	5	-	6,064	08/20/30	-	-	-	-

(1)

Unless otherwise noted, each option vested as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting every three months in 12 equal installments thereafter. Options expire ten (10) years from the date of grant. All of the options were fully vested as of December 31, 2025.

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

The principal terms of the employment agreements with Mr. Kazley, Mr. Law and Mr. Blynn are summarized below.

Michael Kazley

The Company and Mr. Kazley entered into an employment agreement on March 31, 2026, memorializing the terms of his continued service as Chief Executive Officer and Chair. Mr. Kazley has served without a base salary since his initial start date of October 16, 2025. Effective January 1, 2027, Mr. Kazley will receive an annual base salary of $400,000, as approved by the Board on July 15, 2026 (increased from the initial $200,000 base salary provided for in his employment agreement), subject to periodic review and increase by the Board consistent with market compensation for similarly situated chief executive officers of comparable public companies. Mr. Kazley has not been eligible for an annual bonus to date. Beginning in 2027, Mr. Kazley will be eligible for an annual bonus opportunity, with his target annual bonus to be not less than 100% of his base salary, earned based on corporate and/or individual performance as determined by the Board.

Beginning in 2027, Mr. Kazley is also entitled to receive annual equity grants under the 2026 Plan (or any successor plan) with a grant date fair value commensurate with similarly situated chief executive officers of comparable public companies, with an initial target for such annual grants of not less than 0.15% of the Company’s fully diluted equity; the amount, form, mix and terms of any such grants will be determined by the Board. On a termination without cause or resignation for good reason (each as defined in the employment agreement), subject to execution of a separation agreement and release within 60 days of termination and continued compliance with customary post-termination obligations, including an agreement not to compete with the Company during his employment and a 12-month post-termination non-solicitation covenant, Mr. Kazley is entitled to (i) 12 months of base salary continuation (or, if no base salary is then in effect, an amount determined in good faith by the Board, in consultation with Mr. Kazley, based on market compensation for similarly situated chief executive officers of comparable public companies), (ii) a pro-rated annual bonus for the year of termination based on actual performance, and (iii) 12 months of continued health benefit premiums. If such termination occurs in connection with or within 24 months following a change in control, the salary continuation and health benefit periods increase to 18 months and the amounts are paid in a lump sum. The Company and Mr. Kazley have agreed to review these severance entitlements periodically for potential upward adjustment against market practices for similarly situated chief executive officers of comparable public companies and the Board may adjust them as it deems appropriate in its discretion.

In addition, Mr. Kazley’s 4,118,828 time-based RSUs granted on April 1, 2026, which vest in full on February 16, 2027, and his 15,445,603 CEO PSUs granted on the same date, which are earned upon the achievement of the stock price and digital asset net asset value hurdles described under “Compensation Highlights” above and, to the extent earned, vest in equal quarterly installments over the eight fiscal quarters following achievement of the applicable hurdle (subject to a thirteen-month cliff vesting period measured from January 16, 2026), are subject to the terms of the applicable award agreements filed as exhibits to our Current Report on Form 8-K filed on April 1, 2026. Under those agreements, if Mr. Kazley’s employment is terminated by the Company without cause or due to his death or disability, or he resigns for good reason (each as defined in his employment agreement), the time-based RSUs vest in full and any CEO PSUs that have been earned on or before such termination vest in full, in each case as of such termination and subject to his (or his estate’s) execution and non-revocation of a general release of claims within 60 days; CEO PSUs that have not been earned as of such termination are forfeited. Upon the consummation of a Covered Transaction (as defined in the 2026 Plan), earned but unvested CEO PSUs vest in full, and unearned CEO PSUs are deemed earned and vest to the extent that the per-share value or implied equity value in the transaction equals or exceeds the applicable stock price hurdle or reflects an implied Company valuation equal to or greater than the applicable digital asset net asset value hurdle, in each case as determined in good faith by the plan administrator. As described in our Current Report on Form 8-K filed on April 1, 2026, if the time-based RSUs are not assumed, continued or substituted for by the acquiring or surviving entity (or its parent) in connection with a Covered Transaction, all unvested time-based RSUs vest upon the consummation of the Covered Transaction.

Tommy Law

The Company and Mr. Law entered into an employment agreement on March 31, 2026, which superseded and replaced in its entirety his prior employment agreement dated August 19, 2025. Pursuant to his current agreement, Mr. Law is entitled to receive an annual base salary of $200,000, subject to periodic review and increase by the Board. Mr. Law is eligible to earn an annual cash bonus with a target equal to 50% of his base salary, with the actual amount to be determined by the Board in its discretion based on individual and Company performance against goals established by the Board. On a termination without cause or resignation for good reason (each as defined in the employment agreement), subject to execution of a separation agreement and release within 60 days of termination and continued compliance with customary post-termination obligations, including an agreement not to compete with the Company during his employment and a 12-month post-termination non-solicitation covenant, Mr. Law is entitled to (i) six months of base salary continuation, (ii) a pro-rated annual bonus for the year of termination based on actual performance, and (iii) six months of continued health benefit premiums. If such termination occurs in connection with or within 12 months following a change in control, the salary continuation and health benefit periods increase to 12 months and are paid in a lump sum. Mr. Law’s 300,000 time-based RSUs granted on April 1, 2026 under the 2026 Plan vest in three equal installments on February 16, 2027, January 16, 2028 and January 16, 2029. The RSUs vest in full if Mr. Law’s employment is terminated by the Company without cause or due to his death or disability, or he resigns for good reason (each as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims within 60 days. If the RSUs are not assumed, continued or substituted for by the acquiring or surviving entity (or its parent) in connection with a Covered Transaction (as defined in the 2026 Plan), all unvested RSUs vest upon the consummation of the Covered Transaction; if they are assumed, continued or substituted for, the acceleration provisions described above continue to apply.

Under Mr. Law’s prior employment agreement dated August 19, 2025, which was in effect during fiscal year 2025, Mr. Law received an annual base salary of $170,000 and a one-time cash retention payment of $170,000, which was paid upon Mr. Law’s continued employment through the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025. This retention payment is included in the amount reported in the “Bonus” column of the Summary Compensation Table above for 2025. Under that agreement, on a termination without cause or at the expiration of the one-year term, subject to a release of claims, Mr. Law was entitled to a lump-sum severance payment equal to his annualized base salary, and all outstanding equity awards would have been subject to full accelerated vesting with the exercise period extended to three years from termination.

Henry Blynn

The Company and Mr. Blynn entered into an amended and restated employment agreement on July 16, 2026, in connection with his appointment as Chief Operating Officer. Pursuant to his employment agreement, Mr. Blynn is entitled to receive an annual base salary of $300,000, subject to periodic review and increase by the Board. Mr. Blynn is also eligible to earn an annual cash bonus with a target equal to 50% of his base salary, with the actual amount to be determined by the Board in its discretion based on individual and Company performance against goals established by the Board. On a termination without cause or resignation for good reason (each as defined in the employment agreement), subject to execution of a separation agreement and release within 60 days of termination and continued compliance with customary post-termination obligations, including an agreement not to compete with the Company during his employment and a 12-month post-termination non-solicitation covenant, Mr. Blynn is entitled to (i) six months of base salary continuation, (ii) a pro-rated annual bonus for the year of termination based on actual performance, and (iii) six months of continued health benefit premiums. If such termination occurs in connection with or within 12 months following a change in control, the salary continuation and health benefit periods increase to 12 months and are paid in a lump sum. Mr. Blynn’s 1,400,000 time-based RSUs granted on April 1, 2026 under the 2026 Plan vest in three equal installments on February 16, 2027, January 16, 2028 and January 16, 2029. The RSUs vest in full if Mr. Blynn’s employment is terminated by the Company without cause or due to his death or disability, or he resigns for good reason (each as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims within 60 days. If the RSUs are not assumed, continued or substituted for by the acquiring or surviving entity (or its parent) in connection with a Covered Transaction (as defined in the 2026 Plan), all unvested RSUs vest upon the consummation of the Covered Transaction; if they are assumed, continued or substituted for, the acceleration provisions described above continue to apply.

Justin M. Hall, Esq.

Pursuant to the Settlement Agreement, the Company agreed to pay Mr. Hall an aggregate cash settlement payment of $962,500 in two equal installments of $481,250, less required taxes and withholdings, plus $8,777.61 in COBRA health insurance continuation premiums per installment ($17,555 in the aggregate). Mr. Hall also agreed to resign as Chief Executive Officer and as a director of the Company. The Settlement Agreement includes a mutual release of claims and mutual non-disparagement obligations. Mr. Hall’s outstanding stock options, all of which were fully vested as of the date of his departure, remain exercisable in accordance with their terms and the applicable equity incentive plan.

Pension Benefits

The Company does not maintain any defined benefit pension plans or supplemental executive retirement plans for its executive officers. The Company’s only retirement benefit is a 401(k) plan available to all eligible employees, under which the Company provides matching contributions as described in the Summary Compensation Table footnotes above.

Nonqualified Deferred Compensation

The Company does not maintain any nonqualified deferred compensation plans or arrangements for its executive officers.

Compensation Recovery (Clawback) Policy

In accordance with Rule 10D-1 under the Securities Exchange Act of 1934 and the listing standards of the NYSE American, the Company has adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”). The Clawback Policy requires the Company to recover erroneously awarded incentive-based compensation from current and former executive officers in the event of a required accounting restatement, including both restatements that correct errors material to previously issued financial statements and restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if the errors were left uncorrected or corrected in the current period. The Clawback Policy applies to incentive-based compensation received by covered officers during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement.

In April 2026, the Company restated its previously issued audited consolidated financial statements for the fiscal year ended December 31, 2025 to correct an error in the accounting for certain outstanding Common Stock warrants (the “Restatement”). In connection with the Restatement, the Company performed the analysis required under the Clawback Policy and determined that no recovery was required because no current or former executive officer received incentive-based compensation during the applicable recovery period that was granted, earned or vested based, in whole or in part, on the attainment of a financial reporting measure. The cash bonus, signing bonus and retention payments described above were not determined by reference to any financial reporting measure, and no executive officer held equity awards that vested based on financial performance during that period.

Director Compensation

Non-employee director compensation is determined by the Board. Directors employed by the Company, such as Mr. Kazley, are not compensated for service on the Board or any committee of the Board but are reimbursed for out-of-pocket expenses incurred in connection with Board and committee meetings.

The Board, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Program, effective January 1, 2024 (the “2024 Non-Employee Director Compensation Plan”), under which each non-employee director received an annual cash retainer and an annual grant of 6,000 RSUs, with cash compensation payable on a quarterly basis in arrears and prorated for any partial year of service.

On March 31, 2026, the Board, upon the recommendation of the Compensation Committee, approved annual base cash compensation of $100,000 for each of Dr. Freiman and Ms. Sit and $120,000 for Dr. Jeff Zheng, in each case payable quarterly in arrears and prorated for any partial year of service, and approved the grant of 140,000 restricted stock units to each of Dr. Freiman, Ms. Sit and Dr. Jeff Zheng under the 2026 Plan, vesting as to one-third of the restricted stock units on the thirteen-month anniversary of the January 16, 2026 vesting start date and as to one-third on each of the second and third anniversaries of that date, subject to continued service.

On August 19, 2026, the Compensation Committee approved and adopted the 2026 Non-Employee Director Compensation Program (the “2026 Director Compensation Program”), effective as of September 2, 2026, and, on September 2, 2026, the Board ratified the 2026 Director Compensation Program. The 2026 Director Compensation Program supersedes the 2024 Non-Employee Director Compensation Plan as it relates to compensation paid to non-employee directors following September 2, 2026 (except as provided below). Under the 2026 Director Compensation Program, each non-employee director is entitled to receive annual cash compensation of $40,000 for service on the Board ($60,000 for the non-executive Chair). Committee service is compensated at $35,000 for the chair and $25,000 for each other member of the Audit Committee, $28,000 for the chair and $20,000 for each other member of the Compensation Committee, and $20,000 for the chair and $15,000 for each other member of the N&CG Committee. A director who serves as chair of a committee receives the chair amount in lieu of, and not in addition to, the member amount, and a director who serves on more than one committee is entitled to the applicable amount for each committee. A director determined by the Board to be an “audit committee financial expert” receives additional annual cash compensation of $5,000. No additional fees are payable for attendance at meetings of the Board or of any committee.

Each non-employee director who is first elected or appointed to the Board on or after September 2, 2026 is eligible to receive an initial award of restricted stock units with an aggregate grant date fair value of $100,000, or such other amount as the Board may determine, vesting as to one-third of the restricted stock units on each of the first three anniversaries of the vesting start date, subject to continued service. A non-employee director who is an employee, officer or affiliate of a stockholder holding a contractual right to designate or nominate one or more directors is not eligible for the initial award. Non-employee directors are not entitled to receive recurring annual equity awards under the 2026 Director Compensation Program. The aggregate grant date fair value of equity awards granted to any non-employee director during any fiscal year, taken together with any cash compensation paid or payable to such non-employee director for service on the Board during such fiscal year, may not exceed $500,000.

The annual base cash compensation approved on March 31, 2026, for each of Dr. Freiman, Ms. Sit and Dr. Jeff Zheng, and the restricted stock unit awards approved for each of them on that date, continue in accordance with their terms, are fixed at the approved dollar amounts and are not recalculated if committee assignments change unless the Board determines otherwise. Commencing upon each such director’s next election to the Board, his or her annual cash compensation will be determined under the 2026 Director Compensation Program.

In connection with their appointment and nomination, the Compensation Committee approved annual cash compensation of $100,000 for Mr. Cann, consisting of the $40,000 Board member amount plus $25,000, $20,000 and $15,000 for service on the Audit, Compensation and N&CG Committees, respectively, and $40,000 for Mr. Garcia Rios, consisting of the Board member amount only, in each case contingent upon and effective as of his appointment or election. Contingent upon his election at the Annual Meeting, Mr. Cann will receive a grant of a number of restricted stock units having a grant date fair value of $100,000, determined based on the closing price of our Common Stock on the grant date, vesting as to one-third on each of the first, second and third anniversaries of the vesting start date, which is the date of his election at the Annual Meeting. Mr. Garcia Rios is not eligible for an initial equity award under Section 5 of the 2026 Director Compensation Program because, as a director of Sky Frontier Foundation, he is an employee, officer or affiliate of a stockholder holding a contractual right to designate a director.

Approved non-employee director compensation for 2025 was as follows:

Board Meetings	Chair of Committees	All Other Committee Members
Chair: Annual cash compensation of $52,000 per year.	Chair of the Audit Committee: Annual cash compensation of $17,500 per year.	Member of the Audit Committee: Annual cash compensation of $7,500 per year.

Member: The annual fee consists of: (i) $40,000 in cash and (ii) 6,000 restricted stock units. The restricted stock units are granted at the Company’s Annual Meeting of Stockholders, and vest on the one year anniversary of the grant date.

	Chair of the Compensation Committee: Annual cash compensation of $13,000 per year.	Member of the Compensation Committee: Annual cash compensation of $6,000 per year for each committee.

Chair of the N&CG Committee: Annual cash compensation of $10,000 per year.

Member of the N&CG Committee: Annual cash compensation of $5,000 per year for each committee.

Non-employee directors also may be granted additional awards under our equity incentive plans at the discretion of our Board.

The compensation received during 2025 by each non-employee director is set forth in the table below.

In March 2026, upon the recommendation of the Compensation Committee, the Board approved annual base cash compensation of $100,000 for each of Dr. Freiman and Ms. Sit and $120,000 for Dr. Jeff Zheng, payable quarterly in arrears and prorated for any partial year of service, and approved the grant of 140,000 restricted stock units to each of them, vesting in three substantially equal annual installments, subject to continued service. Those amounts continue in accordance with their terms and are not modified by the 2026 Director Compensation Program. The compensation of each non-employee director first elected or appointed to the Board on or after September 2, 2026, including Mr. Cann and Mr. Garcia Rios, is determined under the 2026 Director Compensation Program as described above. Accordingly, the compensation payable to the Board in 2026 is not reflected in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Paul E. Freiman, Ph.D.	$77,500	$34,200	$111,700
Swan Sit	$58,500	$34,200	$92,700
Yenyou (Jeff) Zheng, Ph.D.	$73,500	$34,200	$107,700
Julie Garlikov (2)	$80,000	$-	$80,000
Mijia (Bob) Wu, M.B.A. (2)	$80,000	$-	$80,000
Sean Zheng (2)	$80,000	$-	$80,000

(1)

These amounts represent the aggregate grant date fair value of $5.70 per share for the 6,000 RSUs granted to each director as part of his or her annual fee in fiscal year 2025. The assumptions used to determine the value of RSUs are described in Note 12 “Stock-Based Compensation” to the Company’s consolidated financial statements in our Annual Report. At December 31, 2025, each of Dr. Freiman, Ms. Sit, and Dr. Jeff Zheng had an aggregate of 6,000 unvested RSUs. At December 31, 2025, the aggregate number of vested stock options for each of the non-employee directors who served in 2025 and held stock options was as follows (with no such director holding any unvested stock options at such time): Dr. Freiman, 22; Ms. Sit, 4; Dr. Jeff Zheng, 4; and Mr. Wu, 16.

(2)	Ms. Garlikov and Messrs. Wu and Sean Zheng each served as members of the Company’s Board of Directors until October 16, 2025.

Pay-Versus-Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following disclosure about the relationship between executive pay actually paid (as defined by SEC rules) and the Company’s financial performance.

Pay-Versus-Performance Table

In accordance with SEC rules, the table below sets forth the following information for the fiscal years ended December 31, 2025, 2024 and 2023: (i) the total compensation reported for the Company’s principal executive officer (“PEO”) and the non-PEO named executive officers (“NEOs”) in the “Summary Compensation Table” included in this Proxy Statement and, with respect to fiscal year 2023, the “Summary Compensation Table” included in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”) filed with the SEC on September 23, 2025; (ii) the compensation “actually paid” to the PEO and the non-PEO NEOs, calculated in accordance with SEC rules and as described in the footnotes below; (iii) the Company’s total stockholder return (“TSR”); and (iv) the Company’s net income (loss). The amounts reported in the “Summary Compensation Table” and the compensation actually paid amounts do not reflect the actual amounts of compensation earned by, or paid to, our NEOs during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.

Fiscal Year	Summary Compensation Table Total for PEO	Compensation “Actually Paid” to PEO(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation “Actually Paid” Total for Non PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment based on SDEV TSR(4)	Net Income (in thousands)(5)
2025	$1,267,154	$1,267,154	$436,797	$436,797	$9.44	$(630,780)
2024	$365,177	$366,461	$220,196	$220,295	$0.88	$(7,223)
2023	$364,146	$358,857	$190,840	$189,734	$10.46	$(9,640)

(1)

Compensation actually paid (as defined by SEC rules) to the CEO for each period presented reflects the amount set forth in column (1), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table. Mr. Hall served as PEO from January 1, 2025 through August 19, 2025, Mr. Lazar from August 19, 2025 through October 16, 2025 and Mr. Kazley from October 16, 2025 through December 31, 2025; Mr. Hall was the sole PEO in 2024 and 2023. Messrs. Lazar and Kazley received no compensation from the Company for their service in 2025, and the amounts reported for them are accordingly zero.

(2)

Mr. Law, our Chief Financial Officer, was the Company’s only non-CEO named executive officer (“NEO”) for fiscal years 2025 and 2024. Mr. Law, Dr. Kunin, our former Chief Product Officer, and Mr. Jones, our former Chief Financial Officer, were the Company’s non-CEO NEOs in fiscal year 2023. Dr. Kunin resigned effective November 5, 2023 and Mr. Jones resigned effective February 15, 2023. Amounts in 2023 for the NEOs other than the CEO are weighted averages based on the number of days the applicable NEOs served.

(3)

Average compensation actually paid (as defined by SEC rules) to the Company’s NEOs (except the CEO) for each period presented reflects the amount set forth in column (3), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table.

(4)

Reflects the TSR of a $100 investment in the Company from the beginning of fiscal year 2023 through each of the fiscal years ended December 31, 2025, 2024 and 2023. The Company’s TSR includes share price appreciation or depreciation and assumes reinvestment of dividends, including the Company’s one-time special cash dividend paid in 2025.

(5)

Reflects “Net loss” as reported in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2026 to reflect the Restatement, and, with respect to fiscal year 2023, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended.

Reconciliation of Compensation Actually Paid Table

The following table details the applicable adjustments that were made to determine compensation actually paid (amounts are weighted-averages for the NEOs other than the CEO in 2023 based on the number of days served):

Fiscal Year	Reported Summary Compensation Table Total ($)	Deduct: Reported value of equity awards ($)(a)	Add: Equity award adjustments ($)(b)	Deduct: Reported change in the actuarial present value of pension benefits ($)(c)	Add: Pension benefit adjustments ($)(c)	Compensation actually paid ($)
CEO
2025	1,267,154	-	-	-	-	1,267,154
2024	365,177	-	1,284	-	-	366,461
2023	364,146	-	(5,289)	-	-	358,857
NEOs (except the Chief Executive Officer)
2025	436,797	-	-	-	-	436,797
2024	220,196	-	99	-	-	220,295
2023	190,840	-	(1,106)	-	-	189,734

(a)

As provided in the “Summary Compensation Table” provided in this Proxy Statement and, as relates to the fiscal year ended December 31, 2023, the 2025 Proxy Statement. No equity awards were granted to any NEO in the fiscal years presented.

(b)

The equity award adjustments for each applicable period include the subtraction of the following (amounts are weighted-averages for the NEOs other than the CEO in 2023 based on the number of days served):

Fiscal Year	Period- end fair value of equity awards granted during the period ($)	Changes in value of prior years’ awards unvested at fiscal year end ($)	Fair value as of vesting date of equity awards granted and vested in the period ($)	Change in value of prior years’ awards that vested in year reported ($)	Fair value at the end of the prior period of equity awards that failed to meet vesting conditions in the period ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
CEO
2025	-	-	-	-	-	-	-
2024	-	-	-	1,284	-	-	1,284
2023	-	(2,974)	-	(2,315)	-	-	(5,289)
NEOs (except the Chief Executive Officer)
2025	-	-	-	-	-	-	-
2024	-	-	-	99	-	-	99
2023	-	(83)	-	(1,023)	-	-	(1,106)

(c)

In the periods presented and consistent with the “Summary Compensation Table” provided in this Proxy Statement and, as relates to the fiscal year ended December 31, 2023, the 2025 Proxy Statement, the Company did not have: (i) a change in the actuarial present value of the accumulated benefit under any defined benefit or actuarial pension plans or (ii) any service cost or prior service cost related to any defined benefit or actuarial pension plans.

Pay-Versus-Performance Relationship

The table above and the charts below show, for the past three years, the relationship between the compensation “actually paid” to the CEO and to the other non-CEO NEOs and (i) the Company’s TSR and (ii) the Company’s net loss. Compensation actually paid to the CEO for 2025 consisted principally of the severance paid to Mr. Hall under the Settlement Agreement, and the Company’s net loss for 2025, as restated in the Annual Report, was driven primarily by non-cash losses related to the pre-funded warrants issued in October 2025 rather than by the Company’s operating results.

Policies and Practices for Granting Equity Awards

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information.

Proposal Two: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. We are asking our stockholders to ratify the selection by the Audit Committee of CBIZ as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026, and to perform other appropriate services. Stockholder ratification of the selection of CBIZ as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interests and our stockholders’ best interests.

A representative of CBIZ is expected to be present at the Annual Meeting, will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

WithumSmith+Brown, PC (“Withum”) served as the Company’s independent registered public accounting firm through January 2026. As previously disclosed in the Company’s Current Reports on Form 8-K filed on January 28, 2026 and January 30, 2026, respectively: (i) Withum notified the Company on January 22, 2026 that it was declining to stand for reappointment and (ii) on January 30, 2026, with the approval of the Audit Committee, the Company engaged CBIZ as its independent registered public accounting firm.

The following table sets forth the fees billed or expected to be billed to the Company for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees - CBIZ	$301,875	$—
Audit Fees - Withum	230,440	492,960
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$532,315	$492,960

Audit fees consist of fees billed or expected to be billed for professional services rendered and related out-of-pocket expenses incurred in connection with the audit and quarterly reviews of our consolidated financial statements and other engagements, such as review of documents filed with the SEC, including fees associated with the review of registration statements, comfort letters and consents.

Audit-related fees would consist of fees for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” No such fees were incurred in either fiscal year presented.

Tax fees would consist of fees for tax compliance, tax advice and tax planning services. No such fees were incurred in either fiscal year presented.

All other fees would consist of fees for products and services other than those described above. No such fees were incurred in either fiscal year presented.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by the Company’s independent registered public accounting firms are subject to prior approval by the Audit Committee; however, de minimis non-audit services may be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by the Company’s independent registered public accounting firms for the fiscal years ended December 31, 2025 and December 31, 2024.

Stockholder Approval

The affirmative votes of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the subject matter are required for the ratification of the appointment of CBIZ CPAs P.C. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions will have the same effect as a vote “AGAINST” this Proposal Two. Because this is a “routine” matter, brokers may exercise discretion to vote uninstructed shares; broker non-votes are not expected.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Change in Accountant During 2026

On January 22, 2026, Withum notified the Company that they were declining to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

Withum had served as the Company’s independent registered public accounting firm since 2010. Withum’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in its report regarding that the Company was seeking approval from its stockholders to dissolve and distribute all remaining assets to stockholders.

During the two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 28, 2026, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such years, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, and the Company has authorized Withum to respond fully to the inquiries of the successor independent registered public accounting firm on all matters.

On January 30, 2026, with the approval of the Audit Committee, CBIZ was engaged as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2025. During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through January 30, 2026, neither the Company nor anyone on its behalf consulted with CBIZ regarding:

●

the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

●

any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

The following is the report of the Audit Committee with respect to the audited consolidated financial statements of Stablecoin Development Corporation for the fiscal year ended December 31, 2025, included in the Annual Report on Form 10-K for that year, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2026.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with the Company’s management. The Audit Committee has discussed with the Company’s independent registered public accounting firm, CBIZ, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from CBIZ required by applicable requirements of the PCAOB regarding CBIZ’s communications with the Audit Committee concerning independence and has discussed with CBIZ the independence of CBIZ.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Dr. Yenyou (Jeff) Zheng, Chair

Dr. Paul E. Freiman

Ms. Swan Sit

Security Ownership of Certain Beneficial Owners and Management

The following table indicates information as of September 18, 2026 (or the most recent practical date noted in the footnotes below) regarding the beneficial ownership of our securities by:

●	each person who is known by us to beneficially own more than five percent (5%) of our securities;
●	our current executive officers;
●	each of our directors;
●	all of our directors and executive officers as a group; and
●	our director nominees.

The percentage of shares beneficially owned is based on 51,751,359 shares of Common Stock outstanding as of September 18, 2026. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and, to our knowledge, no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class (%)
R01 Fund LP(2)	22,668,516	43.8
Framework Ventures IV L.P.(3)	22,668,516	43.8
Tether Investments, S.A. de C.V. (4)	5,743,762	9.99
Sky Frontier Foundation (5)	5,743,762	9.99
Executive Officers and Directors
Michael Kazley(2)	22,668,516	43.8
Tommy Law(6)	6	*
Henry Blynn	—	—
Paul E. Freiman, Ph.D.(7)	6,191	*
Swan Sit(8)	6,176	*
Yenyou (Jeff) Zheng, Ph.D.(9)	6,176	*
David Garcia Rios	—	—
Russell Preston Cann	—	—
All directors and executive officers as a group (8 persons)(10)	22,687,065	43.8

*	Less than one percent (1%).

(1) The address for each director and executive officer of Stablecoin Development Corporation listed is c/o Stablecoin Development Corporation, 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401. The number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of September 18, 2026. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of September 18, 2026 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2) Consists of 22,668,516 shares of Common Stock held of record by R01 Fund LP, consisting of 11,361,216 shares issued upon conversion of preferred stock and 11,307,300 shares issued upon exercise of the October Pre-Funded Warrants (as defined below). Excludes all 53,679,974 shares of Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants (as defined below) held by R01 Fund LP, because the 4.99% beneficial ownership limitation in the PIPE Pre-Funded Warrant precludes exercise while R01 Fund LP’s beneficial ownership exceeds that threshold. The PIPE Pre-Funded Warrant is held of record by R01 Fund LP. The shares of Common Stock may also be deemed to be beneficially owned by R01 Capital LLC, R01 Capital Manager LLC and Michael Kazley, each of which or whom disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Excludes 19,564,431 restricted stock units held by Mr. Kazley, none of which vest within 60 days of September 18, 2026. R01 Capital LLC is the general partner of R01 Fund LP. R01 Capital Manager LLC is the investment manager for R01 Capital LLC. Michael Kazley is the managing member of R01 Capital Manager LLC. The address for R01 Fund LP is 1111 Lincoln Road, Suite 500 Miami Beach, FL 33139.

(3) Consists of 22,668,516 shares of Common Stock held indirectly by Framework Ventures IV L.P., consisting of 11,361,216 shares issued upon conversion of preferred stock and 11,307,300 shares issued upon exercise of the October Pre-Funded Warrants. Excludes all 50,109,253 shares of Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants held by Framework Ventures IV L.P., because the 4.99% beneficial ownership limitation in the PIPE Pre-Funded Warrant precludes exercise while Framework Ventures IV L.P.’s beneficial ownership exceeds that threshold. All of the PIPE Pre-Funded Warrant shares are held indirectly by Framework Ventures IV L.P. The shares of Common Stock may also be deemed to be beneficially owned by Framework Ventures IV GP LLC, Framework Ventures Management LLC, Michael Anderson and Vance Spencer. Framework Ventures IV GP LLC is the general partner of Framework Ventures IV L.P. Framework Ventures Management LLC is the investment manager of Framework Ventures IV L.P. Michael Anderson and Vance Spencer are members and the managers of Framework Ventures IV GP LLC and the managing members of Framework Ventures Management LLC. The address for Framework Ventures IV L.P. is 600 Montgomery Street, Floor 42 San Francisco, CA 94111.

(4) Consists of 5,743,762 shares of Common Stock issuable upon exercise of the first and second tranches of the PIPE Pre-Funded Warrants held by Tether, representing the maximum number of shares exercisable within 60 days of September 18, 2026 after giving effect to the 9.99% beneficial ownership limitation, and approximately 9.99% of the outstanding Common Stock based on the 51,751,359 shares of Common Stock outstanding as of September 18, 2026 used in this table. Excludes the remaining 38,006,238 shares of Common Stock underlying the PIPE Pre-Funded Warrants, consisting of 16,131,238 shares that are or will become exercisable within 60 days of September 18, 2026 but may not be acquired due to the beneficial ownership limitation, and 21,875,000 shares that will become exercisable on January 16, 2027. The address for Tether is Final Avenida de La Revolución, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Municipio de San Salvador Centro, Republica de El Salvador.

(5) Consists of 5,743,762 shares of Common Stock issuable upon exercise of the first and second tranches of the PIPE Pre-Funded Warrants held by Sky Frontier Foundation, representing the maximum number of shares exercisable within 60 days of September 18, 2026 under the tiered exercisability schedule and after giving effect to the 9.99% beneficial ownership limitation, and approximately 9.99% of the outstanding Common Stock based on the 51,751,359 shares of Common Stock outstanding as of September 18, 2026 used in this table. Excludes the remaining 14,256,238 shares of Common Stock underlying the PIPE Pre-Funded Warrants, consisting of 4,256,238 shares that are or will become exercisable within 60 days of September 18, 2026 but may not be acquired due to the beneficial ownership limitation, and 10,000,000 shares that will become exercisable on January 16, 2027. The address for Sky Frontier Foundation is 9 Forum Lane, Suite 3119, PO Box 144 Camana Bay, George Town Grand Cayman KY1-9006 Cayman Islands.

(6) Consists of 6 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable as of September 18, 2026 or within 60 days after such date. Excludes 300,000 restricted stock units, none of which vest within 60 days of September 18, 2026.

(7) Consists of (i) 173 shares of Common Stock held directly by Dr. Freiman; (ii) 6,000 shares of Common Stock issuable upon the vesting of restricted stock units on October 16, 2026; (iii) 17 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable as of September 18, 2026 or within 60 days after such date; and (iv) 1 share of Common Stock held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees and over which Dr. Freiman has shared voting and investment power. Excludes 140,000 restricted stock units held by Dr. Freiman, none of which vest within 60 days of September 18, 2026.

(8) Consists of (i) 172 shares of Common Stock held directly by Ms. Sit; (ii) 6,000 shares of Common Stock issuable upon the vesting of restricted stock units on October 16, 2026; and (iii) 4 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable as of September 18, 2026 or within 60 days after such date. Excludes 140,000 restricted stock units held by Ms. Sit, none of which vest within 60 days of September 18, 2026.

(9) Consists of (i) 172 shares of Common Stock held directly by Dr. Jeff Zheng; (ii) 6,000 shares of Common Stock issuable upon the vesting of restricted stock units on October 16, 2026; and (iii) 4 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable as of September 18, 2026 or within 60 days after such date. Excludes 140,000 restricted stock units held by Dr. Jeff Zheng, none of which vest within 60 days of September 18, 2026.

(10) Includes Russell Preston Cann, a director nominee who does not currently serve as a director of the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to shares of our Common Stock that may be issued under existing equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(3)	Weighted Average Exercise Price of Outstanding Options and Rights(4)	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)(2)
Equity compensation plans approved by security holders(1)	18,201	$137.40	223,952
Equity compensation plans not approved by security holders	-	-	-
Total	18,201	$137.40	223,952

(1)

Consists of the 2007 Omnibus Incentive Plan and the 2017 Omnibus Incentive Plan. No additional option grants are being made under the 2002 Stock Option Plan, 2005 Stock Option Plan or 2007 Omnibus Incentive Plan. The 2017 Omnibus Incentive Plan became effective on June 2, 2017, and 223,952 shares were available for future awards under the plan as of December 31, 2025. On October 16, 2025, the Company’s stockholders approved an amendment to the 2017 Omnibus Incentive Plan increasing the number of shares authorized for issuance by 200,000 shares, which increase was implemented on November 25, 2025 and is reflected in the table above. Subsequent to December 31, 2025, the Company’s stockholders approved the 2026 Equity Incentive Plan on March 12, 2026. Upon stockholder approval of the 2026 Plan, no further awards may be granted under the 2017 Plan or the 2007 Plan; however, awards previously granted under such plans remain outstanding and continue to be governed by their terms. On March 31, 2026, the Compensation Committee approved, and on April 1, 2026, the Company granted, an aggregate of 21,684,431 RSUs under the 2026 Plan, including 6,238,828 time-based RSUs and 15,445,603 performance-based RSUs.

(2)

The 2017 Omnibus Incentive Plan provided for an automatic annual increase in the number of shares authorized for awards on the first day of each of the Company’s fiscal years beginning January 1, 2018 through January 1, 2027 equal to (i) 4% of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares of Common Stock as determined by the Board.

(3)	Securities listed in this column consisted of options to purchase 201 shares and 18,000 restricted stock units.

(4)	The weighted average exercise price relates only to the stock options.

Certain Relationships and Related Party Transactions

StableDev’s Audit Committee has the responsibility of reviewing possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (i) the relationship of the related persons to the transaction; (ii) the relationship between the Company and the related persons; (iii) the importance of the interest to the related persons; and (iv) the amount involved in the transaction. Accordingly, other than as described below, since January 1, 2024, there has not been any transaction, nor is there any proposed transaction, in which StableDev was a participant, and in which a “related party” of StableDev had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of StableDev’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure, except as follows.

R01/Framework-Lazar Transaction

On October 9, 2025, David Elliot Lazar (“Mr. Lazar”), the Company’s former Chief Executive Officer and director, entered into a securities purchase agreement (the “Lazar SPA”) with R01 and Framework (together with R01, the “Purchasers,” and the transaction, the “R01/Framework-Lazar Transaction”). Pursuant to the Lazar SPA, Mr. Lazar received an aggregate purchase price of $9,850,000 to (i) sell to the Purchasers an aggregate of 441,325 shares of the Company’s Series D Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) assign to the Purchasers his rights and obligations (the “Series E Rights”) to purchase an aggregate of 268,750 shares of the Company’s Series E Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), for an aggregate purchase price of $2,150,000, subject to certain conditions precedent. The $9,850,000 purchase price for the Series D Preferred Stock was paid to Mr. Lazar while the $2,150,000 purchase price for the Series E Preferred Stock was paid to the Company. The Purchasers funded the purchase price from their respective investment capital, and no portion of the purchase price was borrowed.

On October 16, 2025, at the Company’s 2025 Annual Meeting, stockholders approved, along with several other proposals, the conversion of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock (“Stockholder Approval”). On October 16, 2025, each share of Series D Preferred Stock converted into 32 shares of Common Stock for an aggregate of 15.4 million shares of Common Stock. On October 21, 2025, all 268,750 shares of Series E Preferred Stock were converted into 8.6 million shares of Common Stock.

The consummation of the R01/Framework-Lazar Transaction on October 17, 2025 resulted in a change of control of the Company. Immediately prior to the consummation of the R01/Framework-Lazar Transaction, Mr. Lazar controlled approximately 95% of the Company’s issued and outstanding voting power. Immediately following the consummation of the R01/Framework-Lazar Transaction, R01 and Framework each controlled approximately 45.1% of the Company’s issued and outstanding voting power. As reflected above, R01 and Framework each control 43.8% of the Company’s Common Stock outstanding as of September 18, 2026.

In connection with the R01/Framework-Lazar Transaction, Mr. Lazar sold and assigned to the Purchasers all of his rights, title and interest in the Series D Preferred Stock and the Series E Rights, along with his rights relating to the nomination and appointment of directors. On October 16, 2025, in connection with the resulting change of control, the Board appointed Michael Kazley as a director, Chief Executive Officer and Chair. Mr. Kazley is the managing member of R01 Capital Manager LLC, the investment manager of R01. Separately, Mr. Lazar resigned as Chief Executive Officer and as a director.

Pre-Funded Warrant Transactions

On October 16, 2025, the Company issued and sold pre-funded warrants (the “October Pre-Funded Warrants”) to purchase an aggregate of 22,664,040 shares of Common Stock (reflecting a subsequent upward adjustment due to an anti-dilution feature of the warrants) to the Purchasers in two transactions for aggregate gross proceeds of approximately $6,000,000. The purchase price was $5.50 per October Pre-Funded Warrant, representing 110% of the closing price of the Common Stock on the day before the issuance, less the $0.05 exercise price for each such October Pre-Funded Warrant. The Pre-Funded Warrant Transactions were executed in order to ensure we had sufficient stockholders’ equity on our balance sheet to regain compliance with Section 1003(a) of the Company Guide.

On June 12, 2026, the Company agreed with R01, and on June 15, 2026, the Company agreed with Framework, in each case, to amend the October Pre-Funded Warrants in order to remove certain restrictions on exercisability. Following the amendment of the October Pre-Funded Warrants, each of R01 and Framework fully exercised their respective October Pre-Funded Warrants on a cashless basis. As such, each of R01 and Framework received 11,307,300 shares of Common Stock after the withholding of 24,720 shares of Common Stock, representing the cashless exercise price, resulting in the issuance by the Company of an aggregate of 22,614,600 shares of Common Stock.

January 2026 Private Placement

On January 16, 2026, the Company issued and sold pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase an aggregate of 167,539,227 shares of Common Stock to R01 Fund LP and Framework Ventures IV L.P. among other accredited investors for aggregate gross proceeds of approximately $134 million. The purchase price was $0.80 per Pre-Funded Warrant, and the Pre-Funded Warrants are exercisable for shares of Common Stock at an exercise price of $0.05 per underlying share of Common Stock.

Proceeds from the January 2026 Private Placement are being used to support the capital allocation strategy described under “Recent Developments-Strategic Direction” in the “Summary of the Proxy Statement” above.

In connection with the PIPE Pre-Funded Warrants, the Company and the purchasers in the January 2026 Private Placement entered into the IRA, pursuant to which, among other things, the Company agreed to provide (i) each of the purchasers customary demand registration rights for the shares of Common Stock underlying its PIPE Pre-Funded Warrants, (ii) customary piggyback registration rights for all of the purchasers and (iii) certain nomination rights for R01, Framework and Sky Frontier Foundation.

The IRA grants to each of R01, Framework and Sky Frontier Foundation the right to nominate one (1) individual for election to the Board of Directors (the “Nomination Rights”). If any of the parties receiving Nomination Rights cease to beneficially own at least five percent (5%) of the outstanding shares of the Company’s Common Stock, their individual Nomination Rights will terminate.

The PIPE Pre-Funded Warrants are exercisable for shares in tranches increasing in size pursuant to a time-based exercisability schedule. The PIPE Pre-Funded Warrants may be exercised: (i) beginning on the date that is six (6) months after January 16, 2026 for up to twenty percent (20%) of the underlying Common Stock; (ii) beginning on the date that is nine (9) months after January 16, 2026 for up to an additional thirty percent (30%) of the underlying Common Stock; and (iii) beginning on the date that is twelve (12) months after January 16, 2026 for the remaining fifty percent (50%) of the underlying Common Stock.

The PIPE Pre-Funded Warrants contain anti-dilution adjustment provisions that adjust the number of shares of Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants upon the occurrence of specified dilutive issuances of securities by the Company at a price per share less than the purchase price of the PIPE Pre-Funded Warrants.

Other Proxy Matters

Delinquent Section 16(a) Reports

Under the federal securities laws, our directors and officers and any persons holding more than ten percent (10%) of our Common Stock are required to report their ownership of our Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and ten percent (10%) stockholders. Based solely on our review of copies of the reports on the Section 16(a) forms filed with the SEC with respect to the fiscal year ended December 31, 2025, and the written representations received from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than ten percent (10%) of our Common Stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except for the following:

●

One late Form 3 and seven late Form 4s were filed by Poplar Point Capital Partners LP, Poplar Point Capital Management LLC, Poplar Point Capital GP LLC and Mr. Jad Fakhry on April 7, 2025 and April 15, 2025, respectively, reporting 37 transactions involving shares of the Company’s Common Stock;

●

One late Form 3 was filed by R01 Fund LP, R01 Capital LLC, R01 Capital Manager LLC and Michael Kazley on October 20, 2025, reporting a transaction involving shares of the Company’s Series D Convertible Preferred Stock;

●

One late Form 3 was filed by Framework Ventures IV L.P., Framework Ventures Management LLC, Framework Ventures IV GP LLC and Vance Spencer on October 20, 2025, reporting a transaction involving shares of the Company’s Series D Convertible Preferred Stock;

●

One late Form 4 was filed by Michael Kazley on November 3, 2025, reporting one transaction involving shares of the Company’s Common Stock and one transaction involving Pre-Funded Warrants to purchase Common Stock;

●

One late Form 4 was filed by R01 Fund LP, R01 Capital LLC, R01 Capital Manager LLC and Michael Kazley on November 3, 2025, reporting one transaction involving shares of the Company’s Common Stock and one transaction involving Pre-Funded Warrants to purchase Common Stock;

●

One late Form 4 was filed by Framework Ventures IV L.P., Framework Ventures Management LLC, Framework Ventures IV GP LLC, Vance Spencer and Michael Anderson on November 3, 2025, reporting one transaction involving shares of the Company’s Common Stock and one transaction involving Pre-Funded Warrants to purchase Common Stock; and

●

One late Form 4 was filed by David Lazar on January 29, 2026, reporting one transaction involving shares of the Company’s Series D Convertible Preferred Stock and one transaction involving Common Stock.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or StableDev that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or StableDev that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (i) notify your broker, bank or other nominee or (ii) direct your written request to our Chief Financial Officer, Stablecoin Development Corporation, 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401, (561) 206-4345. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or StableDev using the above information. In addition, StableDev will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Our employees may solicit proxies on behalf of the Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of Common Stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Deadlines for Receipt of Stockholder Proposals and Nominations

Deadline for submitting stockholder proposals for inclusion in the Company’s 2027 Annual Meeting of Stockholders Proxy Statement

The Company anticipates that its 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) will be held on or about May 27, 2027.

Stockholder proposals submitted for inclusion in the proxy statement for our 2027 Annual Meeting must comply with applicable requirements and conditions established by the SEC pursuant to Rule 14a-8 of the Exchange Act. Under Rule 14a-8 of the Exchange Act, the deadline for submitting a stockholder proposal for inclusion in the proxy statement for our 2027 Annual Meeting is 120 calendar days before the first anniversary of the date of this Proxy Statement for the Annual Meeting; provided, that if the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials to stockholders for the 2027 Annual Meeting. Given that the Company anticipates its 2027 Annual Meeting will be held on or about May 27, 2027, the date of the 2027 Annual Meeting will differ by more than 30 days from the anniversary date of this Annual Meeting. Therefore, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2027 Annual Meeting must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 18, 2026, which the Company has determined is a reasonable time before it plans to begin to print and send its proxy materials to stockholders for the 2027 Annual Meeting. If notice is received after December 18, 2026, it will be considered untimely, and we will not be required to present the matter at the 2027 Annual Meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Due Date for Receipt of Advance Notice of Stockholder Nominations and Proposals for 2027 Annual Meeting of Stockholders

Pursuant to our Bylaws, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the Annual Meeting, your notice must be received (i) no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and (ii) not later than the close of business on the later of (y) the 90th day prior to the 2027 Annual Meeting or (z) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. Given that the Company anticipates its 2027 Annual Meeting will be held on or about May 27, 2027, the date of the 2027 Annual Meeting will be more than 30 days before the anniversary date of this Annual Meeting, and September 28, 2026, the date this Proxy Statement is first filed with the SEC, constitutes the public announcement of the date of the 2027 Annual Meeting of Stockholders. Accordingly, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on January 27, 2027, and no later than the close of business on February 26, 2027.

Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to the advance notice of stockholder proposals and director nominations. Our advance notice Bylaw provisions do not apply to stockholder proposals made in compliance with SEC Rule 14a-8.

Deadline for Providing Notice of a Solicitation of Proxies in Support of Director Nominees Other than the Company’s Nominees for the 2027 Annual Meeting

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by the SEC no later than 60 days prior to the first anniversary of this Annual Meeting, except that if the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. Given that the Company anticipates its 2027 Annual Meeting will be held on or about May 27, 2027, the date of the 2027 Annual Meeting will differ by more than 30 days from the anniversary date of this Annual Meeting, and September 28, 2026, the date this Proxy Statement is first filed with the SEC, constitutes the public announcement of the date of the 2027 Annual Meeting of Stockholders. Therefore, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by the SEC no later than March 28, 2027.

General Administration

Stockholder proposals must be in writing and should be addressed to the Company, Attention: Corporate Secretary, at our principal executive offices at 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401. It is recommended that stockholders submitting proposals utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Where You Can Find More Information

Stablecoin Development Corporation files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Stablecoin Development Corporation with the SEC at the SEC’s website, which contains reports, proxy statements and other information, at: http://www.sec.gov. This Proxy Statement refers to certain documents that are not attached or delivered with this Proxy Statement, but have been filed by Stablecoin Development Corporation with the SEC.

Our Company’s Internet address, located at www.stabledev.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. Further, this Proxy Statement and other documents referred to in this Proxy Statement are available without charge to stockholders of Stablecoin Development Corporation upon written or oral request. If you would like additional copies of this Proxy Statement or such other documents referred to herein that are filed by us with the SEC, or if you have questions about the Proposals to be presented at the Annual Meeting, you should contact Stablecoin Development Corporation in writing at Stablecoin Development Corporation, 222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401 or by telephone at (561) 206-4345.

Other Business

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

September 28, 2026	By Order of the Board of Directors,

/s/ Michael Kazley
Michael Kazley Chair of the Board

SCAN TO
VIEW MATERIALS & VOTE

STABLECOIN DEVELOPMENT CORPORATION
CORPORATE SECRETARY
222 LAKEVIEW AVE, SUITE 800
WEST PALM BEACH, FL 33401

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDEV2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03118-P56822 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STABLECOIN DEVELOPMENT CORPORATION

The Board of Directors recommends a vote FOR all nominees listed in Proposal One and FOR Proposal Two.

Nominees:	**For**	**Withhold**
1a. Michael Kazley	☐	☐
1b. Yenyou (Jeff) Zheng	☐	☐
1c. Russell Preston Cann	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K and Form 10-K/A are available at www.proxyvote.com

T03119-P56822

STABLECOIN DEVELOPMENT CORPORATION
Annual Meeting of Stockholders
November 10, 2026, 11:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Kazley and Tommy Law, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of STABLECOIN DEVELOPMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time, on November 10, 2026, and any adjournment or postponement thereof, and to act, in their discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/SDEV2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees in Proposal One and FOR Proposal Two.

Continued and to be signed on reverse side